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                                                                       Exhibit 2
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                            SHARE PURCHASE AGREEMENT



                                  BY AND AMONG



                           THE LAMSON & SESSIONS CO.,

                            AMERIDUCT WORLDWIDE, INC.

                                       AND



                                THE SHAREHOLDERS

                 LISTED ON THE SIGNATURE PAGES TO THIS AGREEMENT









                          DATED AS OF DECEMBER 6, 2000








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
ARTICLE 1.            PURCHASE AND SALE OF SHARES................................................................1

         1.1      Purchase and Sale of Shares....................................................................1

         1.2      Purchase Price.................................................................................1

         1.3      Adjustment to Purchase Price...................................................................2

         1.4      Allocation of Purchase Price and Section 338(h)(10) Election...................................3

ARTICLE 2.            CLOSING....................................................................................3

         2.1      Place and Time of Closing......................................................................3

         2.2      Deliveries by the Shareholders.................................................................3

         2.3      Deliveries by Buyer............................................................................5

ARTICLE 3.            REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.........................................5

         3.1      Share Ownership................................................................................5

         3.2      Power and Authority............................................................................5

         3.3      Validity of Agreement..........................................................................6

         3.4      No Breach......................................................................................6

         3.5      Buyer's Ownership..............................................................................6

         3.6      No Shareholder Transactions....................................................................6

ARTICLE 4.            REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY.........................6

         4.1      Organization and Standing; Power and Authority; Subsidiaries...................................6

         4.2      Validity of Agreement..........................................................................7

         4.3      Capitalization of the Company and each Subsidiary of the Company...............................7

         4.4      Articles and By-Laws...........................................................................7

         4.5      No Breach......................................................................................7

         4.6      No Consents Necessary..........................................................................8

         4.7      Financial Statements...........................................................................8

         4.8      Changes in Circumstances.......................................................................9

         4.9      Title to and Condition of Real Property........................................................9

         4.10     Books and Records.............................................................................10

         4.11     Contracts.....................................................................................11

         4.12     Compliance with Laws..........................................................................11

         4.13     Taxes.........................................................................................12

         4.14     Bank Accounts; Powers of Attorney.............................................................13



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
         4.15     Insurance.....................................................................................13

         4.16     Intellectual Property.........................................................................14

         4.17     Permits.......................................................................................15

         4.18     Employee Benefit Matters......................................................................15

         4.19     Employee Relations; Collective Bargaining Agreements..........................................18

         4.20     Employee Matters..............................................................................18

         4.21     Environmental Matters.........................................................................19

         4.22     Litigation....................................................................................19

         4.23     Accounts Receivable; Inventory................................................................20

         4.24     Product Warranty and Product Liability........................................................20

         4.25     Customers and Suppliers.......................................................................20

         4.26     Absence of Certain Commercial Practices.......................................................20

         4.27     Indebtedness..................................................................................21

         4.28     Title to and Sufficiency of Assets............................................................21

         4.29     Business......................................................................................21

         4.30     Budget Projections............................................................................21

         4.31     Brokers, Finders and Agents...................................................................21

         4.32     Disclosure....................................................................................21

ARTICLE 5.            REPRESENTATIONS AND WARRANTIES OF BUYER...................................................21

         5.1      Organization and Standing; Corporate Power and Authority......................................22

         5.2      Validity of Agreement.........................................................................22

         5.3      No Breach.....................................................................................22

         5.4      Compliance with Laws..........................................................................22

         5.5      No Consents Necessary.........................................................................22

         5.6      Brokers, Finders and Agents...................................................................23

         5.7      Investment Intent.............................................................................23

ARTICLE 6.            COVENANTS.................................................................................23

         6.1      Reasonable Access.............................................................................23

         6.2      Conduct of Business of the Company............................................................23

         6.3      No Solicitation of Offers.....................................................................24

         6.4      Filings; Other Actions........................................................................25

         6.5      Publicity.....................................................................................25

         6.6      Reaffirmation of the Confidentiality Agreement................................................25


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
         6.7      Satisfaction of Closing Conditions............................................................25

         6.8      No Transfers of Shares........................................................................25

         6.9      Notice of Certain Events......................................................................25

         6.10     Tax Matters...................................................................................26

         6.11     Post-Closing Insurance Coverage...............................................................26

         6.12     Waiver of Conflicts...........................................................................26

         6.13     Aeries Network Commission Contract............................................................26

         6.14     Special Bonuses...............................................................................26

ARTICLE 7.            CONDITIONS TO CLOSING.....................................................................27

         7.1      Conditions to Obligations of the Company, the Shareholders and Buyer..........................27

         7.2      Conditions to Obligations of Buyer............................................................27

         7.3      Conditions to Obligations of the Company and the Shareholders.................................28

ARTICLE 8.            INDEMNIFICATION AND SURVIVAL..............................................................29

         8.1      Indemnification by the Shareholders...........................................................29

         8.2      Indemnification by Buyer......................................................................30

         8.3      Direct Claims.................................................................................30

         8.4      Third Person Claims...........................................................................30

         8.5      Limitations; Survival.........................................................................31

         8.6      Process for Recovery by Buyer Indemnified Parties and Shareholder Indemnified Parties.........32

         8.7      Calculation of Losses.........................................................................32

         8.8      Pursuit of Certain Claims.....................................................................32

         8.9      Shareholders' Representative..................................................................33

         8.10     Exclusive Remedy..............................................................................33

ARTICLE 9.            TERMINATION OF AGREEMENT..................................................................34

         9.1      Termination...................................................................................34

         9.2      Effect of Termination.........................................................................34

ARTICLE 10.           DEFINITIONS...............................................................................34

ARTICLE 11.           MISCELLANEOUS.............................................................................39

         11.1     Further Assurances............................................................................39

         11.2     Notices.......................................................................................40

         11.3     Binding Effect; Assignment....................................................................41

         11.4     Incorporation of Exhibits and Schedules.......................................................41


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

         11.5     Entire Agreement..............................................................................41

         11.6     Schedules.....................................................................................41

         11.7     Governing Law; Construction...................................................................42

         11.8     No Third Party Rights.........................................................................42

         11.9     Amendment.....................................................................................42

         11.10    Waivers.......................................................................................42

         11.11    Fees and Expenses of Transaction..............................................................42

         11.12    Counterparts..................................................................................42

         11.13    Severability..................................................................................42

         11.14    Consent to Jurisdiction.......................................................................42

         11.15    Nature of Certain Obligations.................................................................43

         11.16    Arbitration...................................................................................43

         11.17    Exclusivity of Representations................................................................44


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                             EXHIBITS AND SCHEDULES


Exhibits
--------

EXHIBIT A         -        Escrow Agreement
EXHIBIT B         -        Legal Opinion
EXHIBIT C         -        Non-Competition Agreement
EXHIBIT D         -        Minority Shareholder Non-Competition Agreement
EXHIBIT E         -        Consulting Agreement
EXHIBIT F         -        Aeries Network Commission Contract

Schedules
---------

SCHEDULE 1.2      -        Special Bonuses
SCHEDULE 1.4      -        Allocation
SCHEDULE 2.2      -        Key Managers
SCHEDULE 3.1      -        Share Ownership
SCHEDULE 4.1      -        Organization; Subsidiaries
SCHEDULE 4.3      -        Capitalization
SCHEDULE 4.5      -        No Breach
SCHEDULE 4.6      -        No Consents Necessary
SCHEDULE 4.7      -        Financial Statements
SCHEDULE 4.8      -        Changes in Circumstances
SCHEDULE 4.9      -        Real Property
SCHEDULE 4.11     -        Contracts
SCHEDULE 4.12     -        Compliance with Laws
SCHEDULE 4.13     -        Taxes
SCHEDULE 4.14     -        Bank Accounts; Powers of Attorney
SCHEDULE 4.15     -        Insurance
SCHEDULE 4.16     -        Intellectual Property
SCHEDULE 4.17     -        Permits
SCHEDULE 4.18     -        Employee Benefit Matters
SCHEDULE 4.19     -        Collective Bargaining Agreements and Union Contracts
SCHEDULE 4.20     -        Employee Matters
SCHEDULE 4.21     -        Environmental Matters
SCHEDULE 4.22     -        Litigation Matters
SCHEDULE 4.23     -        Accounts Receivable; Inventory
SCHEDULE 4.24     -        Product Liability Claims
SCHEDULE 4.25     -        Customers and Suppliers
SCHEDULE 4.27     -        Indebtedness
SCHEDULE 4.28     -        Liens on Assets
SCHEDULE 4.30     -        Budget
SCHEDULE 5.3      -        No Breach (Buyer)
SCHEDULE 5.5      -        No Consents Necessary (Buyer)
SCHEDULE 6.1      -        Confidential Information

                            SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 6, 2000, by and among THE LAMSON & SESSIONS CO., an Ohio corporation (the "Buyer"), AMERIDUCT WORLDWIDE, INC., a Florida corporation (the "Company") and all of the Shareholders of the Company listed on the signature pages to this Agreement (collectively, the "Shareholders")(each of Buyer, the Company, the Surviving Company (as defined below) and the Shareholders is a "Party," and collectively the "Parties").

                                    RECITALS

         A. The Shareholders of the Company are the beneficial and record owners of all the issued and outstanding shares of capital stock of the Company (the "Shares").

         B. The Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, all of the Shares upon the terms and conditions set forth in this Agreement.

                             STATEMENT OF AGREEMENT

         In consideration of the respective agreements, covenants, representations and warranties contained in this Agreement, the Parties agree as follows:

                                   ARTICLE 1.
                           PURCHASE AND SALE OF SHARES

         1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing (i) the Shareholders shall sell the Shares to Buyer, free and clear of all Liens, (ii) each Shareholder shall deliver to Buyer one or more stock certificates representing the Shares owned by that Shareholder, with duly executed stock powers attached in proper form for transfer, (iii) Buyer shall purchase the Shares and (iv) Buyer shall pay the Purchase Price (as defined below) for the Shares.

         1.2 PURCHASE PRICE.

         (a) In full consideration for the Shares, and subject to adjustment pursuant to Section 1.3, at the Closing, Buyer shall wire transfer in immediately available funds an aggregate amount in cash equal to $65,000,000 (the "Purchase Price"), minus (i) the aggregate amount of the Company's Indebtedness noted on Schedule 4.27 outstanding as of the Closing Date, (ii) subject to the provisions in Section 6.14, the aggregate amount of the Special Bonuses set forth on Schedule 1.2 which aggregate amount includes any payroll Taxes related thereto and (iii) the amount paid to the Escrow Agent (as defined below) pursuant to Section 1.2(b), to an account established by the Shareholders' Representative for purposes of receiving, allocating and distributing the Purchase Price to the Shareholders.

         (b) At the Closing, Buyer shall pay $4,500,000 (the "Escrow Amount") to an escrow agent to be mutually agreed upon by Buyer and the Company (the "Escrow Agent") to be held and administered by the Escrow Agent pursuant to the terms of the Escrow Agreement, in the form attached as Exhibit A (the "Escrow Agreement").

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         (c) At the Closing, Buyer shall cause the Company to pay the appropriate amount of the Company's then-outstanding Indebtedness (except for the Industrial Development Revenue Bonds and certain capital leases, which will remain outstanding) to the respective creditors thereof.

         1.3 ADJUSTMENT TO PURCHASE PRICE.

         (a) Within 30 days after the Closing, Buyer shall prepare and deliver to the Shareholders' Representative a statement (the "Net Worth Statement"), based on the Company's balance sheet as of the Closing Date, setting forth the amount of the net worth exclusive of Indebtedness and the Special Bonuses as of the close of business on the Closing Date (the "Debt-Free Net Worth"). The Net Worth Statement shall be prepared in accordance with generally accepted accounting principles and in a manner consistent with the 1999 Balance Sheet.

         (b) Within 30 days following receipt by the Shareholders' Representative of the Net Worth Statement, the Shareholders' Representative shall notify Buyer of any dispute he has with respect to the preparation or content of the Net Worth Statement. In the event of such notification of dispute, the Shareholders' Representative and Buyer shall negotiate in good faith to resolve such dispute. If Buyer and the Shareholders' Representative are unable to resolve such dispute within 30 calendar days after the commencement of such dispute, PricewaterhouseCoopers (the "Accounting Firm") shall be retained to resolve such dispute. All determinations made by the Accounting Firm shall be final, conclusive and binding on the Parties. Buyer and the Shareholders shall share equally the fees and expenses of the Accounting Firm.

         (c) If, upon the completion of the Net Worth Statement and the final resolution of any disputes pertaining thereto as provided in Section 1.3(b), Debt-Free Net Worth is less than $14,572,623 (the Company's Debt-Free Net Worth on June 30, 2000), the Shareholders shall refund to Buyer, payable out of the Escrow Amount, an amount in cash equal to such deficiency.

         (d) If, upon the completion of the Net Worth Statement and the final resolution of any disputes pertaining thereto as provided in Section 1.3(b), Debt-Free Net Worth is greater than $14,572,623, Buyer shall pay to the Shareholders' Representative an amount in cash equal to such amount.

         (e) If, upon the completion of the Net Worth Statement and the final resolution of any disputes pertaining thereto as provided in Section 1.3(b), Debt-Free Net Worth is equal to $14,572,623, none of the Parties shall owe any amount to any of the other Parties under this Section 1.3.

         (f) Any payments owing pursuant to this Section 1.3 shall include interest on such amount from the Closing Date until the date of payment at the Interest Rate and shall be made by bank wire transfer, federal funds check, or otherwise in immediately available funds, on the earliest of (i) with respect to any and all items not in dispute, the third business day following the determination of such amounts, or (ii) if there shall have been a disagreement, the third business day following the resolution by the Shareholders and the Buyer of such disagreement.


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Interest shall accrue on any and all amounts owed under this Section 1.3 but not timely paid in accordance with this Section 1.3(f) at a rate of three percent above the Interest Rate from the date on which such payments should have been made.

         1.4 ALLOCATION OF PURCHASE PRICE AND SECTION 338(h)(10) ELECTION. In order to have Section 338(h)(10) of the Code apply to the acquisition of the Shares by Buyer, the Company, the Shareholders and Buyer shall make a joint election under Section 338(h)(10) of the Code (and comparable state and local income Tax provisions) (the "338(h)(10) Election"). In connection with the making of the Section 338(h)(10) Election, prior to the Closing Date, Buyer and the Company shall agree upon the allocation of the Purchase Price among the assets of the Company that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code according to the methodology set forth on Schedule 1.4. Buyer and the Shareholders shall exchange completed and properly executed copies of IRS Form 8023, required schedules related thereto, and comparable state and local forms and schedules, all of which are to be prepared on a basis consistent with the agreed-upon allocation. If any changes are required to be made to these forms or schedules as a result of information that first becomes available after the Closing, the Parties shall promptly and in good faith reach an agreement as to the precise changes to be made. The Company, the Shareholders and Buyer shall use the agreed-upon allocation for purposes of preparing all reports and returns with respect to Taxes.

                                   ARTICLE 2.
                                     CLOSING

         2.1 PLACE AND TIME OF CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, IL 60601, on December 15, 2000, or at such other place, date and time as the Parties may agree in writing (such date being referred to as the "Closing Date"); provided, however, that the Closing Date shall be no later than December 22, 2000. If the Closing shall not have occurred on or before December 22, 2000, either the Buyer or the Company may terminate this Agreement pursuant to Section 9.1(b).

         2.2 DELIVERIES BY THE SHAREHOLDERS. At the Closing, the Shareholders shall deliver, or cause the Company to deliver, to Buyer:

         (a) stock certificates representing the Shares, accompanied by duly executed stock powers, in form and substance reasonably satisfactory to Buyer;

         (b) the complete minute books, stock ledgers and transfer books of the Company, all fully updated to the reasonable satisfaction of Buyer;

         (c) a certificate of an officer of the Company to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied;

         (d) a certificate of the Secretary of the Company, in form and substance reasonably satisfactory to Buyer, certifying as to (i) the resolutions of the directors approving and authorizing this Agreement and the transactions contemplated by this Agreement and (ii) the By-laws of the Company;


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         (e) a good standing certificate of the Company issued by the Secretary of State of the State of Florida and each state where it is qualified to do business as a foreign corporation;

         (f) the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Florida;

         (g) tax certificates showing that the Company has paid its franchise Taxes in the State of Florida and in each state where it is qualified to do business as a foreign corporation;

         (h) a good standing certificate of each Subsidiary of the Company, issued by the Secretary of State of the state of incorporation of such Subsidiary and each state where each Subsidiary is qualified to do business as a foreign corporation;

         (i) the Articles of Incorporation of each Subsidiary of the Company, certified by the Secretary of State of the state of incorporation of such Subsidiary;

         (j) tax certificates showing that each Subsidiary has paid its franchise Taxes in the state of incorporation of such Subsidiary and in each state where each Subsidiary is qualified to do business as a foreign corporation;

         (k) the legal opinion of Sachnoff & Weaver, Ltd. ("S&W") in form and substance as set forth in Exhibit B;

         (l) non-competition agreements with each of the Shareholders (other than the Minority Shareholders), in form and substance as set forth in Exhibit C (the "Non-Competition Agreements"), executed by each Shareholder;

         (m) non-competition agreements with each of the Minority Shareholders, in form and substance as set forth in Exhibit D (the "Non-Competition Agreements"), executed by each Minority Shareholder;

         (n) employment packages with each of the key managers identified on
Schedule 2.2 (the "Key Managers"), counter-signed by each Key Manager;

         (o) a consulting agreement, in form and substance as set forth in Exhibit E (the "Consulting Agreement") with David Bednarek, executed by David Bednarek;

         (p) resignations of the directors of the Company and its Subsidiaries and of Carl Jungers and David Jungers;

         (q) a payoff letter from Bank of America and associated UCC termination statements;

         (r) Title Policies and Surveys (as defined in Sections 7.2(f) and 7.2(g), respectively) for any Real Property owned by the Company or any of its Subsidiaries and any other similar documentation reasonably requested by Buyer in order to satisfy its lenders;


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         (s) the Escrow Agreement, duly executed by the Shareholders'
Representative and an authorized officer of Seller;

         (t) the Aeries Network Commission Contract, in form and substance as set forth in Exhibit F (the "Aeries Network Commission Contract"), executed by each of the Key Managers;

         (u) consent of Bank of America, N.A. with respect to the Industrial Development Revenue Bonds, if required pursuant to the relevant Industrial Development Revenue Bonds financing documents; and

         (v) evidence in form reasonably satisfactory to the Shareholders that the guarantees of the Company's Indebtedness made by the Shareholders will be released at Closing.


         2.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to the
Shareholders:

         (a) the Purchase Price;

         (b) a certificate of an officer of Buyer to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied;

         (c) the Non-Competition Agreements and Minority Shareholder Non-Competition Agreements, duly executed by an authorized officer of Buyer;

         (d) the Consulting Agreement, duly executed by an authorized officer of Buyer;

         (e) the Escrow Agreement, duly executed by an authorized officer of Buyer; and

         (f) the Aeries Network Contract, executed by the Surviving Company.

                                   ARTICLE 3.
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each of the Shareholders represents and warrants to Buyer:

         3.1 SHARE OWNERSHIP. Except as set forth in Schedule 3.1, such Shareholder owns beneficially and of record, free and clear of any Liens, the Shares set forth opposite such Shareholder's name on Schedule 3.1.

         3.2 POWER AND AUTHORITY. Such Shareholder has the full capacity and right to execute, deliver and perform his, hers or its obligations under this Agreement. At the Closing, such Shareholder will have the capacity and right to sell, assign, transfer and deliver to Buyer the Shares set forth opposite his, her or its name on Schedule 3.1.


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

         3.3 VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

         3.4 NO BREACH. Neither the execution and delivery of, the performance by such Shareholder of his, hers or its obligations under this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (a) violate, conflict with or result in the breach of, any applicable Law or Order to which such Shareholder is subject, (b) result in the creation of any Lien upon the Shares or (c) violate, conflict with, result in the breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, accelerate or permit the acceleration of the performance required by, or otherwise give any Person additional rights or compensation under, any note, deed, lease, instrument, security agreement or mortgage, any commitment, Contract, license, sales commitment or other instrument or oral understanding to which such Shareholder is a party or by which the Shares held by such Shareholder are bound.

         3.5 BUYER'S OWNERSHIP. Upon payment of the Purchase Price, Buyer will acquire legal and beneficial ownership of the Shares held by such Shareholder, free and clear of any Lien (except for any Lien created by Buyer and other restrictions on transfer under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws).

         3.6 NO SHAREHOLDER TRANSACTIONS. Such Shareholder does not have any interest (other than as a non-controlling holder of securities of a publicly-traded company), either directly or indirectly, in any Person (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with the Business or any activity in which the Company is now engaged, (ii) is a supplier or creditor of, or has an existing contractual relationship with, the Company or
(iii) has any direct or indirect interest in any asset or property used by the Company or any property, real or personal, tangible or intangible, that is necessary for the conduct of the Business of the Company as heretofore conducted.

                                   ARTICLE 4.
       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY

         Each of the Shareholders and the Company represents and warrants to
Buyer:

         4.1 ORGANIZATION AND STANDING; POWER AND AUTHORITY; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, and has full corporate power and authority to operate and carry on the Business as now being conducted. The Subsidiaries of the Company are listed on Schedule 4.1. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation, and each has full corporate power and authority to operate and carry on its business as now being conducted. The Company has the full corporate power and authority to make and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. Except as set forth on


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

Schedule 4.1, the Company has no Subsidiaries and does not own and has never owned any interest, direct or indirect, in any other business enterprise, firm or corporation. The Company and its Subsidiaries are the only business enterprises, firms or corporations through which the Business is conducted, or which own, lease or use assets related to the Business. The Company is not a successor to any other corporation, partnership or other entity and has never operated as a Subsidiary or a division of any other Person. Schedule 4.1 sets forth each location in which each of the Company and each Subsidiary of the Company maintains an office, has employees, conducts business or owns or leases property. The Company and each Subsidiary of the Company are qualified to do business and in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

         4.2 VALIDITY OF AGREEMENT. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Company in connection with this Agreement have been, or upon execution thereof will be, duly executed and delivered by a duly authorized officer or representative of the Company and each constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. This Agreement and the performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

         4.3 CAPITALIZATION OF THE COMPANY AND EACH SUBSIDIARY OF THE COMPANY.

         (a) The authorized capital stock of the Company consists of 10,000 common shares, $1.00 par value, of which 93.1 Shares are issued and outstanding. Except as set forth on Schedule 4.3, (i) no shares of the capital stock of the Company have been redeemed or repurchased by the Company, and (ii) the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding Options obligating the Company to issue, directly or indirectly, any additional shares of its capital stock or other equity securities.

         (b) The authorized capital stock, number of shares outstanding and shareholders of each Subsidiary of the Company is set forth on Schedule 4.3(b). The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

         4.4 ARTICLES AND BY-LAWS.

         (a) The Articles of Incorporation of the Company, certified by the Secretary of State of Florida, and the By-laws of the Company, certified by the Secretary of the Company and previously delivered to Buyer by the Company, are true and complete.

         (b) The Articles of Incorporation of each Subsidiary of the Company, certified by the Secretary of State of the state of incorporation of each Subsidiary, and the By-laws of each Subsidiary of the Company, certified by the Secretary of each Subsidiary and previously delivered to Buyer by the Company, are true and complete.

         4.5 NO BREACH. Except as set forth on Schedule 4.5, neither the execution and delivery of, nor the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (a) violate, conflict


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

with or result in the breach of, any applicable Law or Order, or the Articles of Incorporation or By-laws of the Company or the Articles of Incorporation or By-laws of any Subsidiary of the Company, (b) result in the creation of any Lien upon the Shares or any of the assets or properties of the Company or any Subsidiary of the Company, or (c) violate, conflict with, result in the breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate or permit the acceleration of the performance required by, or otherwise give any Person additional rights or compensation under, any note, deed, lease, instrument, security agreement or mortgage, any commitment, Contract, license, sales commitment or other instrument or oral understanding to which either the Company or any Subsidiary of the Company is a party or by which any of their respective assets or properties are bound.

         4.6 NO CONSENTS NECESSARY. Except as set forth on Schedule 4.6, no Consent is required to be obtained from, made with or given to any Person by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

         4.7 FINANCIAL STATEMENTS.

         (a) Schedule 4.7 includes true and complete copies of (i) the audited balance sheet of the Company as of December 31, 1999 (the "1999 Balance Sheet") and the related reviewed statements of income, stockholders' equity and cash flows for the twelve-month period then ended and the reviewed balance sheet of the Company as of December 31, 1998 and the related statements of income, stockholders' equity and cash flows for the period from July 21, 1998 through December 31, 1998 (collectively, the "Company Year End Financial Statements"),
(ii) the internal, unaudited balance sheets of Gulf Island Pipe, Inc. and Ameriduct, Inc. as of July 21, 1998 and the related statements of income, stockholders' equity and cash flows for the period from January 1, 1998 through July 21, 1998 and the balance sheets of Gulf Island Pipe, Inc. and Ameriduct, Inc. as of December 31, 1997 and the related statements of income, stockholders' equity and cash flow for the twelve-month periods then ended (collectively, the "Subsidiary Year End Financial Statements") and (iii) the interim unaudited balance sheet of the Company as of June 30, 2000 and the related statements of income, stockholders' equity and cash flows for the six-month period then ended (the "Interim Company Financial Statements" and, together with the Company Year End Financial Statements and the Subsidiary Year End Financial Statements, the "Financial Statements").

         (b) Except as set forth on Schedule 4.7, the Financial Statements were prepared from the books and records kept by the Company and present fairly the financial position of the Company as of the dates of each of the Financial Statements, and the results of its operations for the periods then ended in accordance with GAAP; provided, however, that the Interim Company Financial Statements and the Subsidiary Year End Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. The reserves on the 1999 Balance Sheets included in the Financial Statements have been calculated in good faith in a manner consistent with past practice. Except as set forth on Schedule 4.7 or as incurred since June 30, 2000 in the ordinary course of business, the Company has no material Indebtedness, liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, whether or not such liabilities would be required to be reflected on a balance sheet of the Company as of the date of this Agreement.

         4.8 CHANGES IN CIRCUMSTANCES. Except as set forth on Schedule 4.8 or as permitted in or contemplated by other sections of this Agreement or in preparation for the transactions contemplated hereby, since June 30, 2000, neither the Company nor any Subsidiary of the Company has (i) sold, transferred or otherwise disposed of any of its material properties or assets outside the ordinary course of the Business, (ii) mortgaged, pledged or subjected to any Lien any of its material properties or assets, (iii) acquired any material properties or assets outside the ordinary course of the Business, (iv) declared or paid any dividend or made any other distribution to its shareholders or repurchased any of its outstanding capital stock, (v) entered into any transaction or otherwise conducted any business other than transactions in the ordinary course of the Business or transactions which involve less than $25,000 in the aggregate, (vi) modified, amended, canceled, or terminated any Contracts listed or which would be required to be listed on Schedule 4.11 under circumstances which could reasonably be anticipated to have a Material Adverse Effect on the Company, (vii) made any loan or advance to any Affiliate of the Company or any Subsidiary of the Company, other than customary advances for business expenses, (viii) suffered any change in its assets, properties, financial condition, results of operations or business which would constitute a Material Adverse Effect on the Company, (ix) sustained any material damage, loss or destruction of or to any of its assets or properties (whether or not covered by insurance), (x) experienced any material labor trouble or any material change in its personnel or (xi) agreed to or obligated itself to take any of the actions identified in clauses (i) through (vii) above.

         4.9 TITLE TO AND CONDITION OF REAL PROPERTY.

         (a) Schedule 4.9 constitutes a complete list of all real properties owned or leased by the Company or any of its Subsidiaries (collectively, the "Real Property"). The Company has delivered or caused to be delivered true and complete copies of all documents evidencing the ownership or the lease of the Real Property. Except as set forth on Schedule 4.9 or Schedule 4.28, the Company and each of its Subsidiaries have good and marketable title to or valid and enforceable leasehold interests in, all of the Real Property, free and clear of all Liens.

         (b) Except as set forth on Schedule 4.9, (i) there is no pending or, to the Knowledge of the Company, (A) threatened condemnation proceeding, administrative action or judicial proceeding of any type relating to the Real Property or any portion thereof or (B) other matters materially and adversely affecting (1) the current use or occupancy thereof by the Company or any of its Subsidiaries or (2) the value of the Real Property; (ii) the Real Property does not serve any adjoining property for any purpose inconsistent with the Company's or any of its Subsidiaries' use of the Real Property, and the Real Property is not located within any special service district or subject to any similar type of restriction for which any insurance, permits or licenses necessary to the use thereof have not been obtained; (iii) there are no leases, subleases, licenses, easements, concessions or other agreements, written or oral, granting to any Person the right to use or occupy any portion of the Real Property that are not listed on Schedule 4.9; (iv) no Person (other than the Company or any of its Subsidiaries) is in possession of any of the Real Property; (v) neither the current use of the Real Property nor the operations of the Company or any of its Subsidiaries thereon violates in any material respect any instrument of record or agreement affecting the Real Property or any applicable Law; (vi) all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines as applicable and other utilities and systems serving the Real Property are sufficient to enable the continued operation of the Real Property as currently operated; (vii) all material certificates of occupancy, permits, licenses, approvals and other authorizations required in connection with the present operation of the Company and its Subsidiaries and the Real Property have been obtained and are in full force and effect, and the Company and its Subsidiaries and the Real Property are in compliance in all material respects with all applicable zoning Laws (after giving effect to any variances granted thereunder); (viii) the Real Property has access to public roads and utilities;
(ix) each Real Property comprises a single contiguous parcel of land with no intervening strips, parcels or easements between such Real Property and adjacent public roads and utilities; (x) none of the Liens interferes with or prevents the continuation of current operations of the Company or its Subsidiaries at the Real Property; and (xi) no written notice of any increase in the assessed valuation of the Real Property or of any contemplated special assessment has been received by the Company, its Subsidiaries or the Shareholders and, to the Knowledge of the Company, there is no threatened special assessment pertaining to the Real Property. The Real Property and the buildings, structures and other improvements, fixtures and appurtenances owned by the Company or its Subsidiaries and located on the Real Property (collectively, the "Improvements") are in compliance in all material respects with all applicable zoning and land use Laws. All Improvements are in operating condition, ordinary wear and tear consistent with the age of the Improvements excepted, and, to the Knowledge of the Company, free from latent defects.

         (c) Except as set forth on Schedule 4.9, neither the Company nor any its Subsidiaries is, and, to the Knowledge of the Company, no other party is, in material default under any lease listed on Schedule 4.9, and there exists no event which, with or without notice or the lapse of time, or both, would constitute a material default by the Company or any Subsidiary of the Company or, to the Knowledge of the Company, any other party, under any lease listed on
Schedule 4.9. Any lease under which either the Company or any Subsidiary of the Company is a party and the other party to such lease is an entity in which a Shareholder has an interest is at prevailing market rates.

         4.10 BOOKS AND RECORDS. The minute books of the Company and its Subsidiaries, copies of which have been made available to Buyer for its inspection, are in all material respects complete and correct. The stock ledgers of the Company and each Subsidiary of the Company have been made available to Buyer for its inspection, are complete and accurately reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of each of the Company and each Subsidiary of the Company. All accounting, financial, reporting, business, tax, corporate and other similar books and records of the Company and each Subsidiary of the Company accurately reflect in all material respects the business and financial condition of the Company and each Subsidiary of the Company.

         4.11 CONTRACTS. Schedule 4.11 sets forth each Contract or other instrument that is of a type described below to which the Company or any Subsidiary of the Company is a party the performance of which would involve payments or receipts in excess of $25,000:

         (a) Any material Contract with any representative, distributor or sales agent which is not terminable without cost or penalty to the Company or any Subsidiary of the Company on 60 days' or less notice;

         (b) Any material Contract with any Governmental Authority;

         (c) Any Contract involving payments or receipts in excess of $25,000;

         (d) Any Contract containing a covenant not to compete or restricting in any material respect the ability of the Company or any Subsidiary of the Company to transact business in any jurisdiction of the United States or a foreign country;

         (e) Any material Contracts or other agreements for indemnification;

         (f) Any Contract with any Affiliate or any Subsidiary of the Company;

         (g) Any indenture, mortgage, loan or credit Contract under which the Company or any Subsidiary of the Company has borrowed any money or issued any note, bond, indenture or other evidence of Indebtedness, or guaranteed Indebtedness borrowed by others; and

         (h) Any other Contract material to the assets, properties, financial condition, results of operations or business of the Company or any Subsidiary of the Company.

         Except as expressly set forth on Schedule 4.11, each Contract listed or described on Schedule 4.11 (or required to be so listed or described) is a valid and binding obligation of the Company or one of its Subsidiaries and is in full force and effect. Except as expressly set forth on Schedule 4.11, the Company or such Subsidiary of the Company has performed all of its material obligations required to be performed though the date of this Agreement under the Contracts so listed or described and neither the Company nor such Subsidiary is in breach or default in any material respect thereunder nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute any such material breach or default. Neither the Company nor any Subsidiary of the Company is a party to any Contract where either the Company or any Subsidiary of the Company would reasonably expect to incur a loss with respect to such Contract. To the Knowledge of the Company, none of the other parties to such Contracts is in breach or default in any respect thereunder nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute any such breach or default, except in any such case for such breaches or defaults which would not have a Material Adverse Effect on the Company.

         4.12 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.12, to the Knowledge of the Company, the Company and each of its Subsidiaries is currently in compliance in all material respects with all applicable Laws, and no expenditures are presently anticipated to be required so to comply with any such Law. Neither the Company nor any Subsidiary of the Company is in material default under, and to the Knowledge of the Company, no event has occurred which, with the lapse of time or action by a third party, could result in default under, the terms of any Laws.

         4.13 TAXES.

         (a) Tax Returns. Except as set forth on Schedule 4.13, each of the Company and each Subsidiary of the Company has prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all material federal, state, foreign and local Tax Returns and reports required to be filed by it. The Tax Returns are true and correct in all material respects. The Company has paid, or has made adequate provision or set up an adequate accrual or reserve (in each case as reflected on the Financial Statements) for the payment of, all material Taxes due with respect to all periods covered by such Tax Returns. The provision for Taxes shown on the Financial Statements is sufficient in all material respects to cover all liabilities or obligations of the Company for Taxes (including, without limitation, interest through the date of the Financial Statements and any additions to Taxes or penalties) that may be due in respect of periods through the date of such Financial Statements for which returns and reports as of such date are not yet due. Neither the Company nor any Subsidiary of the Company is a party to any Action, nor to the Knowledge of the Company is any such Action threatened, by any Governmental Authority for the assessment or collection of any Taxes, and no deficiency notices or reports have been received by the Company or any Subsidiary of the Company in respect of any deficiencies for any Taxes. The Company has not elected pursuant to the Code, to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code which would have a Material Adverse Effect on the Company, its financial condition, or its business as presently conducted or proposed to be conducted immediately after the Closing or any of its properties or material assets.

         (b) Audits. Except as set forth on Schedule 4.13, no Tax Return filed by or on behalf of the Company or any Subsidiary of the Company has been, or is currently being, audited or examined by any Taxing Authority, and there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return filed by the Company or any Subsidiary of the Company. There are no claims pending against the Company or any Subsidiary of the Company for past due Taxes, and, to the Knowledge of the Company, there are no threatened claims and there are no matters under discussion with any Taxing Authority with respect to any additional Taxes.

         (c) Parachute Payments. Neither the Company nor any Subsidiary of the Company is a party to any oral or written Contract under which any Person may receive payments from any Person characterized as "excess parachute payments" within the meaning of section 280G(b) of the Code.

         (d) Tax Sharing Agreements. Neither the Company nor any Subsidiary of the Company is a party to any oral or written Contract under which either (i) the Company or any Subsidiary of the Company may be obligated to pay certain Tax liabilities of any Person (other than the Company or any Subsidiary of the Company), or (ii) any Person (other than the Company or any Subsidiary of the Company) may be obligated to pay certain Tax liabilities of the Company or any Subsidiary of the Company.

         (e) Current Period Taxes. Each estimated payment for any Taxes for any period on or prior to the Closing Date payable by the Company or any Subsidiary of the Company has been made on or before the date on which the payment is required under applicable Law to be made in an amount sufficient to avoid the imposition of a penalty.

         (f) Withholdings. All Taxes which the Company or any Subsidiary of the Company is or has been required by Law to withhold or to collect have been duly withheld and collected, and have been timely paid to the proper Governmental Authority or are properly held by the Company or any Subsidiary of the Company for such payment.

         (g) Changes in Methods of Accounting. Except as set forth on Schedule 4.13, the IRS has not successfully invoked, nor could it successfully invoke, section 481 of the Code with respect to any method of accounting of the Company or any Subsidiary of the Company.

         (h) "S corporation" Election. (i) The Company made a timely and valid election, effective as of August 1, 1998 to be treated as an "S corporation" for federal income tax purposes pursuant to Section 1362 of the Code (and for state purposes in all states in which the Company was engaged in business that permit an equivalent election). Each of the Company's Subsidiaries made a timely and valid election, effective as of January 1, 1992 (Gulf Island Pipe, Inc.), August 29, 1995 (Ameriduct, Inc.) and March 1, 1998 (Ameriduct of Georgia, Inc.) to be treated as an "S corporation" for federal income tax purposes pursuant to
Section 1362 of the Code (and for state purposes in all states in which any such Subsidiary was engaged in business that permit an equivalent election). The S corporation election of the Company has not been terminated and remains valid and effective.

                  (ii) The Company made valid and timely elections, effective as of August 1, 1998, to treat each of its Subsidiaries as "Qualified Subchapter S Subsidiaries" for federal income tax purposes pursuant to Section 1361 of the Code (and for state purposes in all states in which the Company and each Subsidiary were engaged in business that permit an equivalent election), and each such election has not been terminated and each remains valid and effective.

                  (iii) The Section 338(h)(10) Election and resulting deemed asset sale will not give rise to the imposition of any Tax on the Company or any of its Subsidiaries by reason of Section 1374 of the Code or any corresponding provision of state or local Law.

         4.14 BANK ACCOUNTS; POWERS OF ATTORNEY. Set forth on Schedule 4.14 is an accurate and complete list showing (i) the name and address of each bank in which the Company or any Subsidiary of the Company has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto, and (ii) the names of all Persons, if any, holding powers of attorney from the Company or of any of its Subsidiaries and a summary statement of the terms thereof.

         4.15 INSURANCE. Schedule 4.15 lists all insurance policies currently maintained by the Company or any Subsidiary of the Company or under which the Company or any Subsidiary of the Company is covered in respect of its properties, assets, business or personnel as of the date of this Agreement. Each policy is in full force and effect and will remain in full force and effect through the Closing. Except as set forth on Schedule 4.15, to the Knowledge of the Company, no event relating to the Company, any Subsidiary of the Company or the Business has occurred which can reasonably be expected to result in a retroactive adjustment in premiums under any such insurance policies or which is likely to result in a material prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years and, to the Knowledge of the Company, no threat has been made to cancel any insurance policy of the Company or any Subsidiary of the Company during such period. To the Knowledge of the Company, no event has occurred, including, without limitation, the failure by the Company or any Subsidiary of the Company to give any notice or information or the Company or any Subsidiary of the Company giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any Subsidiary of the Company under any such insurance policies.

         4.16 INTELLECTUAL PROPERTY.

         (a) "Intellectual Property" shall mean (i) patents, patent applications, patent disclosures and the ideas, inventions and improvements thereto and all reissues, continuations, continuations-in-part, divisions and reexaminations thereof, (ii) trademarks, service marks, trade names, trade dress, logos and registrations and applications for registrations thereof, and all renewals and extensions thereof, (iii) copyrights and maskworks, and all registrations and applications for registration thereof, (iv) computer software, data, data bases, and user documentation and audio-visual and text materials,
(v) all trade secret and confidential information (including, but not limited to, manufacturing processes research and development materials, know-how, drawings and designs, technical data, marketing financial and business plans, and customer lists), and (vi) copies and tangible embodiments thereof (in whatever form or medium).

         (b) Schedule 4.16 hereto sets forth a complete and correct list of all United States and foreign patents and patent applications, trade names, trademarks and service marks, trademark and service mark registrations, applications for trademark and service mark registrations, copyright registrations and applications for copyright registrations, that form a part of the Intellectual Property owned by the Company or any Subsidiary of the Company, or, where not owned, expressly licensed for use by the Company or any Subsidiary of the Company in the Business, and all licenses or other agreements under which the Company or any Subsidiary of the Company obtained or licenses the right to use Intellectual Property. Except as expressly set forth on Schedule 4.16, the Company or any Subsidiary of the Company is the sole owner of the entire right, title, and interest in and to all Intellectual Property necessary to conduct the Business as currently conducted. To the Knowledge of the Company, the Intellectual Property listed on Schedule 4.16 comprises all of the material patents, patent applications, trademarks, trade names, copyrights, inventions, and discoveries, of every type and description, used in or necessary to the present conduct of the Business. Except as provided on Schedule 4.16, neither the Company nor any Subsidiary of the Company has granted any express license or other rights to such Intellectual Property, and is not liable or obligated under any Contract for its use of any Intellectual Property, whether for royalties or otherwise.

         (c) Except as set forth on Schedule 4.16, no claims by any Person contesting the validity, enforceability, use or ownership of any of the Intellectual Property listed thereon have been made, are currently outstanding or to the Knowledge of the Company are threatened, against the Company or any Subsidiary of the Company, and to the Knowledge of the Company there are no facts or circumstances which would reasonably be anticipated to result in any such claim or which would reasonably lead the Company or any Subsidiary of the Company to conclude that the continued operation and conduct of any material aspect of the Business would result in any such claim. Neither the Company nor any Subsidiary of the Company has received any written notice of, nor to the Knowledge of the Company are there any facts which would indicate a reasonable likelihood of, any infringement or misappropriation by the Company or any Subsidiary of the Company upon, or other conflict by the Company or any Subsidiary of the Company with, any Intellectual Property or right of any other Person. The transactions contemplated by this Agreement will have no adverse effect on any Intellectual Property listed on Schedule 4.16. Except as set forth on Schedule 4.16, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Company's officers or employees have any agreements or arrangements with former employers of such officers and employees relating to confidential information or trade secrets of such employers, the assignment of inventions of such employers, or such officer's or employee's engagement in activities competitive with such employers. The activities of such officers and employees on behalf of the Company do not violate any agreements or arrangements Known to the Company which any such officers or employees have with former employers.

         4.17 PERMITS. Schedule 4.17 lists all registrations, licenses, permits, approvals, franchises, authorizations and qualifications issued to the Company by any Governmental Authority (collectively, "Permits"). The Company is in compliance in all material respects with the terms of each Permit, and there is no pending or, to the Knowledge of the Company, threatened cancellation, termination, non-renewal or revocation of any such Permit. No other Permit, in addition to the Permits currently held by the Company, is necessary to lawfully conduct the Business as it is now conducted.

         4.18 EMPLOYEE BENEFIT MATTERS.

         (a) Set forth on Schedule 4.18 is a true, complete and correct list of all "employee benefit plans" as defined in Section 3(3) of ERISA, and all other employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, severance, group insurance and other employee benefit plans, arrangements, agreements and practices (including all trust agreements, insurance contracts or other funding vehicles, and all administrative services or similar agreements relating thereto) currently maintained or contributed to by the Company, or to which the Company currently is obligated to contribute, relating to present or former employees, directors, officers, shareholders or consultants of the Company (collectively, "Employee Plans").

         (b) Except as set forth on Schedule 4.18 or as shown on the Company's Balance Sheet for the year ended December 31, 1999 (the "1999 Balance Sheet"), the Company has no material liability with respect to any plans, arrangements or practices of the type described in the preceding paragraph (i) previously maintained or contributed to by (A) the Company, (B) any other entity to which the Company is a successor by merger or all or substantially all of the assets of which were purchased by the Company (a "Predecessor"), or (C) any entity at any time treated, together with any Predecessor, as a single employer under Section 414 of the Code or Section 4001 of ERISA or (ii) to which the Company, any Predecessor or any other such entity referred to in (C) above previously had an obligation to contribute. The Company has delivered to Buyer true, complete and correct copies of each of the Employee Plans, including all amendments thereto, and any other documents, forms or other instruments relating thereto.

         (c) All Employee Plans are being, and have been, maintained, operated and administered in accordance with their respective terms and in compliance in all material respects with all applicable Laws, and the Company has performed all material obligations required to be performed under, and is not in default under or in violation of, any of the Employee Plans.

         (d) Neither the Company nor any entity which is or at any time within the last six years has been treated together with the Company as a single employer under Section 414 of the Code or Section 4001 of ERISA has or has ever had, an obligation to contribute to a "defined benefit plan" as defined in
Section 3(35) of ERISA, a pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code. No Employee Plan is funded through a "welfare benefit fund" as defined in Section 419(e) of the Code.

         (e) Each Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has, prior to the date of this Agreement, been determined by the IRS to be so qualified, and each trust created thereunder is, and has, prior to the date of this Agreement, been determined by the IRS to be, exempt from Tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination. No reportable event (within the meaning of Section 4043 of ERISA) has occurred.

         (f) There have been no prohibited transactions or material breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Plans that could result in the Company becoming liable directly or indirectly (by indemnification or otherwise) for any excise Tax, penalty or other liability under ERISA or the Code.

         (g) There are no Actions or claims pending or, to the Knowledge of the Company, threatened, with respect to any Employee Plan (other than routine claims for benefits), there are no investigations or audits of any Employee Plan by any Government at Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of the Company that has not been fully discharged.

         (h) All (i) insurance premiums required to be paid with respect to,
(ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Employee Plan have been paid, made or accrued as a liability on the Interim Company Financial Statements. Except as set forth on

Schedule 4.18, with respect to any insurance policy providing funding for benefits under any Employee Plan, (i) there is no liability of the Company, in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date of this Agreement, and (ii) to the Knowledge of the Company, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

         (i) Each Employee Plan that is a group health plan subject to Section 4980B of the Code (or which was subject to Section 162(k) of the Code) has been operated in compliance in all material respects with the continuation coverage requirements of Section 4980B of the Code and Section 162(k) of the Code, as applicable, and Part 6 of Subtitle B of Title I of ERISA. The Company has complied in all material respects with the Health Insurance Portability and Accountability Act of 1996 with respect to any group health plan within the meaning of Section 5000(b)(1) of the Code.

         (j) Each Employee Plan that is subject to Section 1862(b)(1) of the Social Security Act has been operated in compliance in all material respects with the secondary payer requirements of Section 1862(b)(1) of such Act.

         (k) Schedule 4.18 contains a separate identification of each Employee Plan that provides benefits, including, without limitation, death or medical benefits, beyond termination of employment or retirement other than (A) coverage mandated by Law or (B) death or retirement benefits under any qualified Employee Plan (the "Post-Employment Benefits"). Except as set forth on Schedule 4.18, the 1999 Balance Sheet accurately reflects the liabilities relating to the Post-Employment Benefits including, where appropriate, accruals and other disclosure information required by the terms of Financial Accounting Standards Board Statements of Financial Accounting Standards Number 106 and 112 (whether or not such standards, or either thereof, apply to or are in effect with respect to the Company).

         (l) The execution and performance of this Agreement will not, solely in and of itself, (A) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company to any present or former officer, employee, director, shareholder or consultant (or dependents of any thereof), or (B) accelerate the time of payment or vesting, or increase the amount, of compensation due to any present or former employee, officer, director, shareholder or consultant of the Company.

         (m) Except as set forth on Schedule 4.18, the Company has not agreed or committed to make any amendments to any of the Employee Plans not already embodied in the documents comprising any such Employee Plan, other than any amendments required by Law, nor has the Company obligated itself to institute any plans, programs or amendments that would be Employee Plans if in existence on the date of this Agreement.

         (n) The Company has reserved all rights necessary to amend or terminate each of the Employee Plans without the consent of any other Person, except with respect to claims under any such Employee Plan that are accrued but unpaid as of the date of any such amendment or termination.

         (o) No Employee Plan provides benefits to any individual who is not a current or former employee of the Company, or the dependents or other beneficiaries of any such current or former employee.

         (p) All contributions required to be paid with respect to workers' compensation or similar arrangements of the Company have been made or accrued as a liability on the Interim Company Financial Statements.

         (q) No other trade or business is or, at any time within the past six years, has been treated, together with the Company, as a single employer under
Section 414 of the Code or Section 4001 of ERISA.

         4.19 EMPLOYEE RELATIONS; COLLECTIVE BARGAINING AGREEMENTS. Schedule
4.19 sets forth the collective bargaining agreements and union contracts to which the Company or any Subsidiary of the Company is a party. Except as set forth on Schedule 4.19, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Company's or any Subsidiary of the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor rights, or (ii) to the Knowledge of the Company, has applied to be certified as the bargaining agent of any of the Company's or any Subsidiary of the Company's employees. There are no material controversies pending, or, to the Knowledge of the Company, threatened which involve any employees employed in connection with the Business.

         4.20 EMPLOYEE MATTERS.

         (a) The rates of compensation (whether base or bonus or other incentive based compensation) of the five most highly compensated employees of the Company are listed on Schedule 4.20. Except as set forth on Schedule 4.20, and to the Knowledge of the Company, no officer or key employee, nor any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The Company is in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment and wages and hours and there are no charges of employment discrimination or unfair labor practices pending or, to the Knowledge of the Company, threatened against the Company. To the Knowledge of the Company, during the past three years, no officer, director or senior manager of the Company has ever been investigated for, arrested for, been part of a proceeding for, charged with, convicted of or indicted for any material crime, nor has any officer, director or senior manager of the Company been engaged in any criminal activity.

         (b) Except as disclosed on Schedule 4.20, there are no (i) Contracts of employment entered into with any employees or independent contractors of the Company or any Subsidiary of the Company which are not terminable on the giving of reasonable notice in accordance with applicable law, (ii) employment policies relating to termination of employees, including policies regarding incentive compensation, stock options, severance pay or other terms or conditions of employment or terms or conditions upon which employees may be terminated, which are binding upon the Company or any Subsidiary of the Company or (iii) complaints against the Company or any Subsidiary of the Company before any employment standards branch or tribunal or Governmental Authority, nor, to the Knowledge of the Company, are there any threatened complaints. To the Knowledge of the Company, there has been no occurrence which would reasonably be expected to lead to a complaint under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements against the Company or any Subsidiary of the Company under the employment standards legislation which place any obligation upon the Company or any Subsidiary of the Company to do or refrain from doing any act.

         4.21 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 4.21, (a) the Company and each Subsidiary has been and currently is in compliance in all material respects with all applicable Environmental Laws; (b) there has been no Release and is no continuing or threatened Release of a Hazardous Substance from any Real Property; (c) there has been no Release or threatened Release of a Hazardous Substance from any property previously owned, leased or operated by the Company or any Subsidiary prior to the time the Company or Subsidiary ceased owning, leasing or operating such property; (d) neither the Company nor any Subsidiary disposed of or arranged for the disposal of any Hazardous Substance at any property from which there has been or is a continuing or threatened Release of a Hazardous Substance; (e) neither the Company nor any Subsidiary has generated, treated, stored, transported, handled, disposed of or otherwise managed any Hazardous Substance except in a manner that is in compliance in all material respects with all applicable Environmental Laws and that cannot reasonably be expected to result in a Release or threatened Release of such Hazardous Substance; (f) neither the Company nor any Subsidiary has received any claim or notice relating to any potential liability of the Company or Subsidiary arising under any Environmental Laws or relating to any alleged failure of the Company or Subsidiary to comply with any Environmental Laws or relating to any alleged failure of the Company or Subsidiary to comply with any Environmental Law; and (g) Buyer has been furnished with true and complete copies of all reports, assessments, audits or investigations in the possession or control of the Shareholders, Company or any Subsidiary pertaining to environmental conditions or compliance at any property currently or previously owned, leased or operated by the Company; (h) all the Permits, licenses, approvals or other authorizations required to operate the Business have been issued to the Company, are currently effective and are listed on Schedule 4.21; (i) there are no present facts or circumstances which would adversely affect or render significantly more costly in the future the Company's compliance in all material respects with existing Environmental Laws; and (j) no PCB's (polychlorinated biphenyls), asbestos, or underground storage tanks are or were ever used in the construction or operation of, or located on, the premises or facilities presently or previously owned, leased or used by the Company.

         4.22 LITIGATION. Except as set forth on Schedule 4.22, (i) neither the Company nor any Subsidiary of the Company is subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority which would have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries is a party to any Action pending at law or in equity or before or by any Governmental Authority, or, to the Knowledge of the Company, threatened, against the Company or any Subsidiary of the Company or any of their assets or properties or the transactions contemplated by this Agreement, and to the Knowledge of the

Company, there exist no facts or circumstances which reasonably could be anticipated to result in any such Action and (iii) no Person has asserted, and, to the Knowledge of the Company, no Person has a valid basis upon which to assert, any claims against the Company or any Subsidiary of the Company which would materially adversely affect the transactions contemplated by this Agreement or result in or form the basis of any such Action.

         4.23 ACCOUNTS RECEIVABLE; INVENTORY. All accounts receivable reflected on the 1999 Balance Sheet and all accounts receivable arising subsequent to the 1999 Balance Sheet with respect to the Business have arisen only in the ordinary course of business, consistent with past practice, are bona fide, are not subject to defenses, set-offs or counterclaims, and are collectible in the ordinary course of business, except to the extent reflected in the 1999 Balance Sheet as an allowance for doubtful accounts, which allowance is reasonable and appropriate based on the experience of the Company. The Company's inventory of raw materials, work-in-progress, finished goods, spare parts, supplies and other inventory items reflected on the 1999 Balance Sheet and acquired subsequent to the date of the 1999 Balance Sheet consists of items of a type, quantity and quality which can be sold, used or consumed in the ordinary course of the Company's business, and, to the Knowledge of the Company based on current market conditions, at normal and customary profit margins, and is valued on the first-in first-out basis at the lower of cost or market. Except as set forth on
Schedule 4.23, none of the Company's inventory is held by the Company on consignment from third parties. None of the Company's inventory is held on consignment, or otherwise, by third parties.

         4.24 PRODUCT WARRANTY AND PRODUCT LIABILITY. Except as set forth on
Schedule 4.24, there are no product warranty or product liability claims pending or, to the Knowledge of the Company, threatened against the Company and, to the Knowledge of the Company, there is no state of facts or the occurrence of any event forming the basis for any such product warranty, product liability or other tort claim. Schedule 4.24 sets forth a complete and accurate summary of product liability claims made against the Company within the past five years.

         4.25 CUSTOMERS AND SUPPLIERS. Schedule 4.25 sets forth the ten largest customers and suppliers of the Company and its Subsidiaries. To the Knowledge of the Company, there exists no present condition or state of facts involving such customers or suppliers which the Company expects to have a Material Adverse Effect (individually or in the aggregate). To the Knowledge of the Company, no customer or supplier has notified the Company that such customer or supplier will not continue to do business with the Company after the Closing Date in substantially the same capacity or manner as it did prior to the Closing Date.

         4.26 ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither the Company, nor to the Knowledge of the Company any officer, director or senior manager of the Company (or any Person acting on behalf of any of the foregoing), has (i) except for entertainment expenditures normal and customary in the business of the Company, given or agreed to give any gift or similar benefit of more than $2,500 on behalf of the Company to any individual customer (other than promotional benefits offered generally to customers), supplier, employee or official of any Governmental Authority (domestic or foreign), to induce the recipient or his employer to do business, grant favorable treatment or compromise or forego any claim, (ii) made any payment in an amount greater than $1,000 which might be improper under prevailing United States laws (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help, procure or maintain good relations with suppliers, (iii) engaged in any activity which would constitute a violation of the federal or applicable state antitrust laws of the United States or (iv) failed to perform its obligations in any material respect under any Contract with, or violated in any material respect any federal law Known to the Company in its dealings with, the federal government or any agency or department thereof, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, RICO, and truth in negotiations.

         4.27 INDEBTEDNESS. Schedule 4.27 sets forth an accurate and complete list of the Company's Indebtedness.

         4.28 TITLE TO AND SUFFICIENCY OF ASSETS. The material, tangible personal properties and assets of the Company (including, without limitation, the assets and properties reflected on the Financial Statements) are in good operating condition and repair (subject to normal wear and tear consistent with the age of the properties or assets) and are sufficient for the operations of the Company as currently conducted. Except as set forth on Schedule 4.28, the Company has good title to all its material tangible and intangible personal properties and assets, free and clear of any and all Liens.

         4.29 BUSINESS. The Company is not engaged in any material business or operations other than the Business.

         4.30 BUDGET PROJECTIONS. The budget projections for the Company for the period from January 1, 2000 through December 31, 2000 attached as Schedule 4.30 (the "Budget Projections") have been made in good faith by the Company. Except as set forth on Schedule 4.30, the Company is currently operating in compliance in all material respects with the Budget Projections and, to the Knowledge of the Company, there is reasonable basis to believe that it shall continue to be in compliance in all material respects, subject to changes in market conditions, with the Budget for the remainder of the year.

         4.31 BROKERS, FINDERS AND AGENTS. Other than Billow Butler & Company, L.L.C., no broker, finder or similar agent has been employed by or on behalf of the Company, and no Person with which the Company has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

         4.32 DISCLOSURE. No information in this Agreement, or in any Schedule or Exhibit attached to this Agreement, contains any untrue statement of a material fact or, when considered together with all such information delivered to Buyer pursuant hereto, omits to state any material fact necessary in order to make the statements made in the light of the circumstances under which they were made, when taken as a whole, not misleading.

                                   ARTICLE 5.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to each of the Shareholders:

         5.1 ORGANIZATION AND STANDING; CORPORATE POWER AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has the corporate power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Buyer in connection with this Agreement and the transactions contemplated by this Agreement have been duly executed and delivered by Buyer. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement have been duly approved by the Board of Directors of Buyer, and constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

         5.2 VALIDITY OF AGREEMENT. This Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Buyer in connection with this Agreement have been, or upon execution thereof will be, duly executed and delivered by a duly authorized officer or representative of the Buyer and each constitutes the valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms. This Agreement and the performance by the Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Buyer.

         5.3 NO BREACH. Except as set forth on Schedule 5.3, neither the execution and delivery of, nor the performance by Buyer of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate, conflict with or result in the breach of, any applicable Law or Order, or the Articles of Incorporation or Code of Regulations of Buyer, (b) result in the creation of any Lien upon any of the assets or properties of Buyer or (c) violate, conflict with, result in the breach of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate or permit the acceleration of the performance required by, or otherwise give any Person additional rights or compensation under, any note, deed, lease, instrument, security agreement or mortgage, any commitment, Contract, license, sales commitment or other instrument or oral understanding to which Buyer is a party or by which any of its assets or properties are bound, except where the violation, conflict, breach, default, acceleration, termination, or modification would not have a Material Adverse Effect on Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         5.4 COMPLIANCE WITH LAWS. To the Knowledge of the Buyer, the Buyer is currently in compliance in all material respects with all applicable Laws, and no expenditures are presently anticipated to be required to comply with any such Law. The Buyer is not in material default under, and to the Knowledge of the Buyer, no event has occurred which, with the lapse of time or action by a third party, could result in default under, the terms of any Laws.

         5.5 NO CONSENTS NECESSARY. Except as set forth on Schedule 5.5, no Consent is required to be obtained from, made with or given to any Person by the Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except where the failure to obtain such Consent would not have a Material Adverse Effect on the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         5.6 BROKERS, FINDERS AND AGENTS. Other than Lincoln Partners LLC, no broker, finder or similar agent has been employed by or on behalf of Buyer, and no Person with which Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated by this Agreement for which the Company or any Shareholder could become liable or obligated.

         5.7 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                                   ARTICLE 6.
                                    COVENANTS

         6.1 REASONABLE ACCESS. From the date of this Agreement until the Closing, the Shareholders shall cause the Company and its officers and directors to give Buyer and its representatives (including its lenders or other sources of financing), upon reasonable notice to the Shareholders and the Company, reasonable access to the assets, properties, offices, facilities, books, records, Tax records, Tax Returns and Contracts of the Company in order to permit Buyer and its representatives to make such inspections as they may reasonably require in a manner so as not to interfere with the normal business operations of the Company or any of its Subsidiaries and to furnish Buyer and its representatives during such period with all such information relating to the Company as Buyer may from time to time reasonably request; provided, however, that the Company may decline to furnish certain confidential information pertaining to the contracts and customers listed on Schedule 6.1 prior to such time as all the conditions set forth in Sections 7.1 and 7.2 are fulfilled to the reasonable satisfaction of the Company. Such access shall include the opportunity for Buyer and its representatives (including its lenders or other sources of financing) to discuss the affairs, finances and accounts of the Company with any of the Company's executive officers, directors or independent accountants.

         6.2 CONDUCT OF BUSINESS OF THE COMPANY. Prior to the Closing Date, the Shareholders shall cause each of the Company and its Subsidiaries to (i) conduct its business only in the ordinary course, (ii) maintain in traditional repair all of its tangible property, (iii) use reasonable best efforts to preserve intact its business organization, (iv) use reasonable best efforts to keep available the services of its present officers and employees, and (v) use reasonable best efforts to preserve in all material respects its present business relationships and goodwill. Without limiting the foregoing, except as otherwise expressly permitted by this Agreement, the Company, without the prior consent of Buyer, shall not and the Shareholders shall cause each of the Company and its Subsidiaries not to:

         (a) amend its articles of incorporation or By-laws or other charter documents;

         (b) purchase, redeem, issue, sell, offer to sell or otherwise dispose of, directly or indirectly, any of its capital stock or other equity securities, or create or suffer to be created any Lien thereon, or reclassify, split-up or otherwise change any of its capital stock or other equity securities or grant or enter into any options, covenants or calls or other rights to purchase, exchange or convert any obligation into any of its capital stock or other equity securities;

         (c) organize any Subsidiary or acquire any capital stock or other equity securities of any Person or any Investment in any Person;

         (d) incur any Indebtedness, except for Indebtedness incurred in the ordinary course of business consistent with past practice;

         (e) pay, discharge or satisfy any claim, liability or obligation (whether fixed or contingent), other than in the ordinary course of business;

         (f) make or grant any increases in salaries, bonuses, benefits or other remuneration to the officers or employees of the Company not in the ordinary course of business;

         (g) sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of or agree to sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of any of its assets or properties, or any other material right, other than in the ordinary course of business;

         (h) declare or pay any dividend or make any other payment or distribution in respect of its capital stock or other equity securities, except payments or distributions made in the ordinary course of business consistent with past practice;

         (i) enter into any Contract that would be required to be disclosed on
Schedule 4.11, including, without limitation, any Contract with any Affiliate of any Shareholder or the Company;

         (j) make any change in any method of accounting or auditing practice;

         (k) amend, modify or cancel any Contract, Permit or lease;

         (l) grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, other than through endorsements of negotiable instruments in the ordinary course of business;

         (m) in any other manner, modify, change or otherwise alter the fundamental nature of the Business;

         (n) enter into any Contract whereby the Company or any Subsidiary of the Company would incur a loss with respect to such Contract; or

         (o) agree to take any of the foregoing actions.

         6.3 NO SOLICITATION OF OFFERS. None of the Shareholders, the Company or any of their Affiliates or officers, directors, employees, stockholders, partners, agents, advisers or representatives shall, directly or indirectly, solicit or initiate discussions, inquiries, offers or proposals, or participate in any negotiation for the purpose or with the intention of leading to any offer or proposal, concerning any acquisition (in whatever form of transaction) of all or a substantial portion of the capital stock or substantial assets of the Company or any of its Subsidiaries, except for this Agreement.

         6.4 FILINGS; OTHER ACTIONS. Subject to the terms and conditions of this Agreement, the Shareholders and Buyer shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act,
(b) use their reasonable best efforts to cooperate with each other in determining which filings are required to be made prior to the Closing Date with, and which Consents are required to be obtained prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and timely making all such filings and timely seeking all such Consents and (c) use their reasonable best efforts to cause the conditions to each of the Shareholders, the Company's and the Buyers obligations hereunder to be fulfilled.

         6.5 PUBLICITY. The Company and Buyer shall make a joint press release announcing the execution of this Agreement and the transactions contemplated by this Agreement that shall be acceptable to each of the Company and Buyer. No other publicity release or announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance written consent of such other party; provided, however, that such restriction shall not apply to any disclosure by Buyer of any information required in Buyer's sole judgment to be disclosed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, or the rules and regulations of the New York Stock Exchange or the Pacific Stock Exchange.

         6.6 REAFFIRMATION OF THE CONFIDENTIALITY AGREEMENT. Buyer hereby reaffirms that it is bound by that certain Confidentiality Agreement by and between Buyer and the Company dated as of April 24, 2000 (the "Confidentiality Agreement").

         6.7 SATISFACTION OF CLOSING CONDITIONS. Without limiting the other provisions of this Article 6, (a) each of the Shareholders and the Company shall use reasonable best efforts to cause the conditions to both the Buyer's and their own obligation to close to be satisfied on or prior to the Closing Date and (b) Buyer shall use reasonable best efforts to cause the conditions to both the Shareholders' and its own obligation to close to be satisfied on or prior to the Closing Date.

         6.8 NO TRANSFERS OF SHARES. The Shareholders shall not, directly or indirectly, sell, assign, transfer, distribute, pledge, hypothecate, encumber or otherwise dispose of any Shares (whether voluntarily, involuntarily, by operation of law or otherwise), or agree to do any of the foregoing.

         6.9 NOTICE OF CERTAIN EVENTS. Each Party shall give prompt written notice to the other Parties of (i) the occurrence, or failure to occur, of any event which to their awareness could cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date of this Agreement through the Closing Date, promptly upon becoming aware of such event, (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, promptly upon becoming aware of such failure, and (iii) any changes to any of the Schedules to this Agreement; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the other Parties.

         6.10 TAX MATTERS. (a) After the Closing, the Shareholders, the Buyer, and the Surviving Company shall cooperate with one another and with any Taxing Authority in preparing, filing and responding to any inquiries regarding any Tax Return and in any audit of the Company or any Subsidiary of the Company for, or concerning any portion of, any period ended on or prior to the Closing Date. In addition, the Shareholders, the Buyer and the Surviving Company shall make available to one another, as reasonably requested, and to any Taxing Authority, all information, records or documents relating to the liability for Taxes or potential liability of the Company or any of its Subsidiaries for Taxes for all such periods.

         (b) The Shareholders' Representative will have the right to control any audit or determination by any Taxing Authority, to initiate any claim for refund or file any amended Tax Return, and to contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes for any period prior to the Closing Date; provided, however, that the Shareholders' Representative shall not settle any claim with respect to Taxes which may affect the Tax liability of the Company or the Surviving Company for periods in which the Shareholders are not responsible under this Agreement without the prior written consent of Buyer, which consent shall not be unreasonably withheld. The Shareholders' Representative shall keep Buyer informed with respect to all material aspects of such claims relating to Taxes.

         (c) After the Closing Date, Buyer will have the right to control the defense of any claim brought against the Shareholders, the Company or Buyer by any Taxing Authority regarding a change to the allocation of any asset type set forth on Schedule 1.4. Buyer will be responsible for any attorney's and accountant's fees in connection with the control of the defense of any such claim.

         6.11 POST-CLOSING INSURANCE COVERAGE. From and after the Closing Date and for so long as any of the Shareholders shall remain liable for claims for Losses under Section 8.1 of a type covered by insurance currently maintained by the Company or any of its Subsidiaries, Buyer shall cause the Surviving Company and its Subsidiaries to maintain insurance in the amounts and types of coverages (which may be in the form of "tail coverage") currently carried by the Company or any of its Subsidiaries or in such greater or broader coverages as may otherwise be in accordance with sound business practices (the "Post-Closing Insurance Coverage"). Furthermore, the Shareholders shall be named as additional insured parties under the Post-Closing Insurance Coverage.

         6.12 WAIVER OF CONFLICTS. Buyer hereby agrees to waive any conflict that would exclude S&W from representing any of the Shareholders after the Closing relating to any claim for Losses under Article 8 of this Agreement, or any dispute relating to this Agreement, or in any transactions contemplated hereby, and to waive any privilege that may exist due to S&W's prior representation of any Person.

         6.13 AERIES NETWORK COMMISSION CONTRACT. At the Closing, Buyer will cause the Surviving Company to enter into the Aeries Network Commission Contract.

         6.14 SPECIAL BONUSES. Buyer shall cause the Company to pay the Special Bonuses to the employees listed on Schedule 1.2 on the Closing Date, subject to the precondition that each such employee shall have signed a release in form reasonably satisfactory to the Shareholders or the Shareholders having waived such requirement, with respect to such employee, in writing. Any Special Bonus not paid to an employee, by reason of the employee's refusal to sign such a release and the refusal of the Shareholders to waive such requirement, shall be paid to the Shareholders as part of the Purchase Price.

                                   ARTICLE 7.
                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY, THE SHAREHOLDERS AND BUYER. The respective obligations of the Company, the Shareholders and Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

         (a) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         (b) None of the Parties to this Agreement shall be subject to any Order that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such Order shall have been issued, each Party agrees to use its reasonable best efforts to have any such Order overturned or lifted.

Any of the Company, the Shareholders or the Buyer may waive any condition specified in this Section 7.1 if such Party executes a writing so stating at or prior to the Closing.

         7.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing, of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of the Shareholders and the Company contained in this Agreement shall be true and correct in all material respects as made, both on the date of this Agreement and at and as of the Closing, except for representations or warranties made as of a specified date or for a specified period ending on or prior to the date of this Agreement, which as of the Closing shall remain true and correct in all material respects as of the specified date or for such specified period.

         (b) Performance of Covenants and Agreements. The Shareholders and the Company shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by them at or prior to the Closing.

         (c) Receipt of Documents. The Shareholders shall have delivered, or caused to be delivered, to Buyer each of the documents required by Section 2.2.

         (d) Material Adverse Change in Business. Between the date of this Agreement and the Closing there shall have been no occurrence which would reasonably be expected to have a Material Adverse Effect on the Company.

         (e) Consents and Permits. All Consents and Permits of any Person necessary for the consummation of the transactions contemplated by this Agreement, including those listed on Schedules 4.6 or 4.17, shall have been made, given or obtained without the payment of any consideration or modification of any terms or conditions of the applicable Contract, Permit or license and shall be in full force and effect.

         (f) Title Policies. Buyer shall have obtained, at its cost, ALTA Form 10-17-92 (or such other from as reasonably acceptable to Buyer) title insurance policies (the "Title Policies") on or before the Closing, from a title insurer satisfactory to Buyer (the "Title Insurer") insuring fee title to each parcel of Real Property of the Company (in amounts reasonably satisfactory to Buyer and its lenders) free of all Liens. The Shareholders will deliver to the Title Insurer all affidavits, undertakings and other title clearance documents reasonably necessary to issue the Title Policies and endorsements thereto. Each such Title Policy will be dated as of the Closing Date and (i) insure title to the applicable parcels of Real Property and all recorded easements benefiting such parcels and (ii) contain a non-imputation endorsement and such other endorsements as Buyer and Buyer's lenders may reasonably request, in each such circumstance where the endorsement is available.

         (g) Surveys. Buyer shall have received current surveys of each parcel of Real Property, prepared by a licensed surveyor satisfactory to Buyer, and conforming to 1997 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys (the "Surveys"), except for the survey of the Company's Mountain Grove, Missouri property, which shall be a Boundary and As-Built Survey, and such standards as the Title Insurer may require as a condition to the removal of any survey exceptions from the Title Policy, and certified to Buyer, Buyer's lenders and the Title Insurer, within ten days of the Closing Date, in a form satisfactory to such parties. The Surveys shall disclose the location of all Improvements, easements, party walls, sidewalks, roadways, utility lines and such matters shown customarily on such surveys and show access affirmatively to public streets and roads. No Survey shall disclose any survey defect or encroachment from or onto any of the Real Property which is material to the operations of the Business that has not been cured or insured over prior to the Closing.

         (h) The Buyer may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

         7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligation of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as made, both on the date of this Agreement and at and as of the Closing, except for representations or warranties made as of a specified date or for a specified period ending on or prior to the date of this Agreement, which as of the Closing shall remain true and correct in all material respects as of the specified date or for such specified period.

         (b) Performance of Covenants and Agreements. Buyer shall have performed or complied with, in all material respects, all covenants and agreements contemplated by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

         (c) Receipt of Documents. Buyer shall have delivered, or caused to be delivered, to the Shareholders each of the documents required by Section 2.3.

         (d) Aeries Network Commission Contract. The Surviving Company shall have entered into the Aeries Network Commission Contract.

The Shareholders may waive any condition specified in this Section 7.3 if such Shareholders execute a writing so stating at or prior to the Closing.

                                   ARTICLE 8.
                          INDEMNIFICATION AND SURVIVAL

         8.1 INDEMNIFICATION BY THE SHAREHOLDERS. Subject to the terms and conditions of this Article 8, the Shareholders shall, in the manner described in
Section 11.15, indemnify, defend and hold harmless the Company after the Closing Date (the "Surviving Company"), Buyer, its Affiliates and their respective officers, directors, agents and employees (collectively, the "Buyer Indemnified Parties") from and against, and reimburse any Buyer Indemnified Party for, any and all damages, liabilities, obligations, claims, Actions, losses, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses and disbursements (including reasonable attorneys' and consultants' fees and expenses and other reasonable legal costs and expenses reasonably incurred in prosecution, investigation, remediation, defense or settlement) (collectively "Losses") that any Buyer Indemnified Party may at any time suffer or incur or become subject to resulting from or arising out of (a) any inaccuracy in any representation or warranty made by the Shareholders or the Company in this Agreement, (b) any failure by the Shareholders or the Company to perform any of their or its covenants (in the case of the Company, solely covenants to be performed prior to the Closing Date) or agreements contained in this Agreement,
(c) legal obligations or liabilities imposed by Environmental Laws with respect to any and all known or unknown environmental matters or conditions, existing or occurring on Real Property owned or leased by the Company or any of its Subsidiaries on or prior to the Closing Date, (d) any product liability relating to products manufactured by the Company prior to the Closing Date to the extent such liability or occurrence is not covered by insurance maintained by Buyer and would not have been covered by insurance maintained by the Company prior to the Closing Date, (e) any liability or obligation of the Company with respect to any Taxes (in excess of the reserves for such Taxes set forth on the Net Worth Statement) on or before the Closing Date or (f) any liability not reflected on the Financial Statements, except as incurred since the date of the Financial Statements in the ordinary course of business consistent with past practice.

         For purposes of Section 8.1(a), in determining whether there has been a breach of a representation or warranty made by the Shareholders in this Agreement or in determining the amount of any Losses in connection therewith, each representation and warranty of the Shareholders shall be deemed to have been made without any "materiality" qualification

(including "material," "in all material respects," "Material Adverse Effect" or other formulations) contained in such representation or warranty.

         8.2 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this Article 8, Buyer and the Surviving Company, jointly and severally, shall indemnify, defend and hold harmless the Shareholders and each of their respective successors, assigns, heirs, executors and personal representatives (collectively, the "Shareholder Indemnified Parties") from and against, and reimburse any Shareholder Indemnified Party for, any and all Losses that any Shareholder Indemnified Party may at any time suffer or incur or become subject to resulting from or arising out of (a) any inaccuracy in any representation or warranty made by Buyer in this Agreement, (b) any failure by Buyer to perform any of its covenants or agreements contained in this Agreement, (c) except as set forth in Section 8.1, any Third Person Claim related to the operation of the Surviving Company, or (d) any direct or indirect Tax liability, obligation or Loss incurred by the Shareholders relating solely to a change by any Taxing Authority to the allocation of any asset type set forth on Schedule 1.4. Any amounts payable to the Shareholder's under this Section 8.2(d) shall be "grossed up" to reflect the amount of any additional federal income tax, liability, obligation or loss incurred by the Shareholders.

         For purposes of Section 8.2(a), in determining whether there has been a breach of a representation or warranty made by Buyer in this Agreement or in determining the amount of any Losses in connection therewith, each representation and warranty of Buyer shall be deemed to have been made without any "materiality" qualification (including "material," "in all material respects," "Material Adverse Effect" or other formulations) contained in such representation or warranty.

         8.3 DIRECT CLAIMS. In the event a Buyer Indemnified Party or a Shareholder Indemnified Party (the "Claimant") desires to make a claim for indemnification pursuant to Section 8.1 or 8.2 against the other (the "Indemnitor"), the Claimant shall give prompt written notice of the claim to the Indemnitor, describing, in reasonable detail, to the extent known, the nature of the claim. Failure to give such notice shall not affect the indemnification provided under this Article 8 except to the extent that such failure shall have actually and materially prejudiced the Indemnitor as a result thereof.

         8.4 THIRD PERSON CLAIMS.

         (a) If any third Person shall notify a Buyer Indemnified Party or a Shareholder Indemnified Party (the "Indemnified Party") with respect to any matter (a "Third Person Claim") that may give rise to a claim for indemnification pursuant to Sections 8.1 or 8.2, then the Indemnified Party shall promptly notify the Shareholders or Buyer, as the case may be (the "Indemnifying Party"), thereof in writing. Failure to give such notice shall not affect the indemnification provided under this Article 8 except to the extent that such failure shall have actually and materially prejudiced the Indemnifying Party as a result thereof.

         (b) The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.4(a), of its election to defend any such Third Person Claim. Subject to

Section 8.4(d) below, if the Indemnifying Party elects to defend such Third Person Claim, the Indemnifying Party will have the right to assume and thereafter conduct at its own expense the defense of the Third Person Claim with counsel of its choice, which counsel is reasonably acceptable to the Indemnified Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for use in defending any Third Person Claim. The Indemnifying Party shall not consent to the entry of any judgment or settle or compromise any such claim, unless the Indemnified Party is given a full, complete and unconditional release of any and all liability for such Third Person Claim. So long as the Indemnifying Party is actively and diligently defending any such Third Person Claim, the Indemnified Party shall not consent to the entry of any judgment or settle or compromise such claim without the prior written consent of the Indemnifying Party.

         (c) Unless and until an Indemnifying Party assumes the defense of the Third Person Claim as provided in Section 8.4(b), the Indemnified Party shall defend against or settle the Third Person Claim. The reasonable costs of such defense or settlement shall be included in determining Losses relating to the Third Person Claim. If the Indemnifying Party is not defending any such Third Person Claim, the Indemnified Party may settle or compromise such claim on reasonable terms, provided that it shall not enter into any settlement or compromise with respect to a Third Person Claim without the prior written consent of each of the Indemnifying Parties, which consent shall not be unreasonably withheld.

         (d) The Indemnified Party and the Indemnifying Party shall each have the right to participate in the defense of any Third Person Claim for which it is not controlling the defense, at its own expense.

         8.5 LIMITATIONS; SURVIVAL.

         (a) Subject to Section 8.5(b) below, no Shareholder shall have any liability under Section 8.1, (i) unless and until the amount of all Losses affecting the Buyer Indemnified Parties (in the aggregate) exceeds $500,000 (the "Basket"), in which event the Shareholders shall indemnify the Buyer Indemnified Parties solely to the extent such Losses exceed a $250,000 aggregate deductible (the "Deductible") (subject to clause (ii) below) and (ii) to the extent the aggregate amount of such payments for Losses to the Buyer Indemnified Parties (in the aggregate) would exceed a $13,000,000 aggregate ceiling (the "Cap") (after which point no Shareholder will have any further obligation to indemnify any Buyer Indemnified Party from and against further such Losses).

         (b) The Basket and the Deductible provided for in Section 8.5(a) shall not apply to any claim for Losses made pursuant to Sections 8.1(b), 8.1(c), 8.1(d), 8.1(e) or to any claim for Losses resulting from breach of those representations and warranties contained in Sections 3.1, 3.2, 4.1, 4.3, 4.13, 4.18, 4.21 and 4.22. The Cap provided for in Section 8.5(a) shall not apply to any claim for Losses made pursuant to Sections 8.1(b) or 8.1(e) or to any claim for Losses resulting from breaches of those representations and warranties contained in Sections 3.1, 3.2, 4.1, 4.3 and 4.13.

         (c) All of the representations and warranties of the Parties contained in this Agreement or in any certificate furnished pursuant to this Agreement shall survive the Closing and continue in full force and effect until the 15-month anniversary of the Closing Date, except that (i) the representations and warranties made in Sections 4.13, 4.18 and 4.22 shall survive until the respective statutory periods of limitations (taking into account any extensions or waivers thereof), plus 60 days, have expired, (ii) the representations and warranties made in Section 4.21 shall survive until the fifth anniversary of the Closing Date, (iii) the representations and warranties made in Sections 3.1, 4.1, 4.3, 4.31 and 5.6 shall survive indefinitely, (iv) the covenants and agreements made in Article 6 shall survive until such time as fully complied with and (v) the covenants and agreements that are to be performed in whole or in part after the Closing Date and that, by their terms, expire on a specified date shall survive until such date. Notwithstanding anything herein to the contrary, no claim for indemnification shall be made under (i) Section 8.1(c) after the fifth anniversary of the Closing Date, (ii) Section 8.1(d) after the later of the second anniversary of the Closing Date or expiration of any applicable warranty period, (iii) Section 8.1(e) after the statutory period of limitations (taking into account any extensions or waivers thereof), plus 60 days, have expired and (iv) Section 8.1(f) after the 15-month anniversary of the Closing Date. Notwithstanding anything to the contrary herein, no claim for indemnification under this Article 8 shall be made with respect to any representation or warranty herein after the survival period for such representation or warranty, except as to any matters with respect to which a bona fide written claim shall have been made or an Action at law or in equity shall have commenced before such date, in which event the applicable survival period shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or Action, including all applicable periods for appeal.

         8.6 PROCESS FOR RECOVERY BY BUYER INDEMNIFIED PARTIES AND SHAREHOLDER INDEMNIFIED PARTIES. If any Buyer Indemnified Party is entitled to indemnification under this Agreement, such Buyer Indemnified Party shall seek to collect the amount for such claim from the Escrow Amount and the Shareholders as follows: (i) first, by submitting a claim therefor against the Escrow Amount, if any, then being held pursuant to the Escrow Agreement (subject to the right of Shareholders' Representative to object to such claim all as provided in the Escrow Agreement) and (ii) second, directly against the Shareholders.

         8.7 CALCULATION OF LOSSES. The amount of any Losses under this Article 8 shall be reduced by (a) any related Tax benefits if and when actually received or realized (but only after taking into account any Tax benefits (including any net operating losses or other deductions and any carryovers or carrybacks) to which the Buyer Indemnified Party or Shareholder Indemnified Party, as the case may be, would be entitled without regard to such item), except to the extent such recovery has already been taken into account in determining the amount of any such Losses, and (b) any insurance recovery if and when actually realized or received, in each case in respect of such Losses.

         8.8 PURSUIT OF CERTAIN CLAIMS. To the extent that insurance or "pass-through" warranty coverage from a manufacturer or other recovery or reimbursement from a third party is available to any Buyer Indemnified Party to cover any item for which Losses are sought pursuant to Section 8.1, such Buyer Indemnified Party shall pursue diligently and in good faith any claim such Buyer Indemnified Party may have against the insurer or the manufacturer, as the case may be, prior to seeking to collect such Losses from the Shareholders. However, such Buyer

Indemnified Party shall be entitled to seek collection of such Losses from the Shareholders if and to the extent the claim against the other party is not reasonably likely to cover the entire amount of claims for Losses. To the extent any Buyer Indemnified Party has not received reimbursement from an insurer or manufacturer in accordance with this Section 8.8, and such Buyer Indemnified Party is indemnified by any of the Shareholders in accordance with Section 8.1, then the relevant Buyer Indemnified Party shall assign to the Shareholders' Representative on behalf of the Shareholders, to the fullest extent allowable, its claim against such insurance, warranty coverage or third party, or in the event assignment is not permissible, the Shareholders' Representative shall be allowed in such capacity to pursue such claim in the name of Buyer or the Surviving Company at the Shareholders' expense. The Shareholders shall be entitled to retain all recoveries made as a result of any such action.

         8.9 SHAREHOLDERS' REPRESENTATIVE. For purposes of payment due to the Shareholders and notice requirements under this Agreement, the Shareholders hereby appoint Carl Jungers, Jr. (the "Shareholders' Representative") to serve as their agent and attorney-in-fact with full power and authority (including power of substitution), in the name of and for and on behalf of each of the Shareholders, or in their own names as Shareholders' Representative, to take all actions required or permitted under this Agreement, including the giving and receiving of all service of process, reports, notices and consents and the signing of all certificates, notices, instructions and other documents and the making of all determinations thereunder. The authority conferred by this Section
8.7 shall be deemed an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by any of the Shareholders, or by operation of law, whether by the death or incapacity of any of the Shareholders, or the occurrence of any other event. If any of the Shareholders should die or become incapacitated, or if any other such event should occur, any action taken by the Shareholders' Representative shall be as valid as if such death or incapacity, termination or other event had not occurred regardless or whether or not the Shareholders' Representative, the Surviving Company, Buyer or any of the Shareholders shall have received notice of such death, incapacity, termination or other event. Any notice given to the Shareholders' Representative under this Agreement shall constitute effective notice to the Shareholders, and Buyer may rely on any notice, consent, election or other communication received from the Shareholders' Representative as if such notice, consent, election or other communication had been received from each of the Shareholders. Buyer shall not be liable to the Shareholders for any action taken or omitted to be taken by the Shareholders' Representative under this Agreement or in connection therewith.

         8.10 EXCLUSIVE REMEDY. The Shareholders, the Surviving Company and Buyer hereby acknowledge and agree that, after the Closing, the foregoing indemnification provisions in this Article 8 shall be the exclusive remedy of the Shareholders, the Surviving Company and Buyer with respect to the Shareholders, the Company and its Subsidiaries and the transactions contemplated by this Agreement, except that the limitations set forth in this Section 8.10 shall not apply to fraud by any Party.

                                   ARTICLE 9.
                            TERMINATION OF AGREEMENT

         9.1 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing Date:

         (a) by mutual written consent of Buyer, the Shareholders and the Company;

         (b) by Buyer or the Company, upon written notice to the other Party, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 22, 2000 unless such failure of consummation shall be due to the failure of the Party seeking such termination to perform or observe in all material respects the covenants and agreements of this Agreement to be performed or observed by such Party or, in the case of the Company, the Shareholders;

         (c) by Buyer or the Company, upon written notice to the other Party, if a Governmental Authority of competent jurisdiction shall have issued an Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this clause (c) has used its reasonable best efforts to remove such Order; or

         (d) by Buyer or the Company, if any condition to such Party's obligation (and, in the case of the Company, obligations of the Shareholders) to consummate the transactions contemplated by this Agreement has not been satisfied as of the Closing Date or if satisfaction of such condition becomes impossible (other than through the failure of such Party to comply with his, her or its obligations under this Agreement) and such Party has not waived such condition on or before the Closing Date.

         9.2 EFFECT OF TERMINATION. The termination of this Agreement shall be effected by delivery by the Party terminating the Agreement to the other Party of written notice of such termination. If this Agreement is terminated as permitted under Section 9.1, such termination shall be without liability to any Party to this Agreement, or to any partner, principal, shareholder, director, officer, or representative of such Party, and, following such termination, no Party shall have any liability under this Agreement to any other Party; provided, however, that no such termination shall relieve any Party that has willfully or knowingly breached any representation or warranty or failed to comply with any of his or its covenants or agreements contained in this Agreement from liability for such breach or failure, and such breaching Party shall remain fully liable for any and all Losses incurred or suffered by any other Party to this Agreement as a result of such breach. The Confidentiality Agreement and Sections 6.5, 6.6, 11.10, 11.13 and 11.15 shall survive any termination of this Agreement.

                                  ARTICLE 10.
                                  DEFINITIONS

         As used in this Agreement the following terms shall have the meanings set forth below:

         "Accounting Firm" has the meaning set forth in Section 1.3(b).

         "Action" means any action, suit or legal, administrative or arbitral proceeding or investigation before or by any Governmental Authority.

         "Aeries Network Commission Contract" has the meaning set forth in
Section 2.2(t).

         "Affiliate" means, with respect to any Person, any other Person who (i) directly or indirectly, controls or is controlled by that Person, or is under common control with that Person, (ii) is an officer, director or employee of that Person, (iii) is a partner, stockholder or other Person holding, directly or indirectly, an interest in that Person, or (iv) is an entity in which that Person is a director, officer, employee, partner or stockholder. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble to this Agreement.

         "Balance Sheets" has the meaning set forth in Section 4.7(a).

         "Basket" has the meaning set forth in Section 8.5(a).

         "Budget Projections" has the meaning set forth in Section 4.30.

         "Business" means the vertically integrated stocking, distribution and manufacture of polyethylene pipe, including HDPE plastic pipe used as conduit in the telecommunications industry.

         "Buyer" has the meaning set forth in the preamble to this Agreement.

         "Buyer Indemnified Parties" has the meaning set forth in Section 8.1.

         "Buyer Indemnified Parties" has the meaning set forth in Section 8.1.

         "Cap" has the meaning set forth in Section 8.5(a).

         "Claimant" has the meaning set forth in Section 8.3.

         "Closing" has the meaning set forth in Section 2.1.

         "Closing Date" has the meaning set forth in Section 2.1.

         "Code" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same may be amended from time to time.

         "Confidentiality Agreement" has the meaning set forth in Section 6.6.

         "Consent" means any consent, approval, license or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

         "Contract" means any contract, agreement, commitment, undertaking or arrangement (whether oral or written) to which a Person is a party or by which a Person or its assets is bound.

         "Consulting Agreement" has the meaning set forth in Section 2.2(n).

         "Debt-Free Net Worth" has the meaning set forth in Section 1.3(a).

         "Deductible" has the meaning set forth in Section 8.5(a).

         "Employee Plans" has the meaning set forth in Section 4.18(a).

         "Environmental Law" means any Law which regulates or controls pollution, contamination or the condition of or a Release to groundwater, surface water, soil, sediment or air.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" has the meaning set forth in Section 1.2(b).

         "Escrow Agreement" has the meaning set forth in Section 1.2(b).

         "Escrow Amount" has the meaning set forth in Section 1.2(b).

         "Financial Statements" has the meaning set forth in Section 4.7(a).

         "GAAP" means generally accepted accounting principles in the United States, consistently applied.

         "Governmental Authority" means any domestic or foreign national, state, multi-state, municipal or other local government, any subdivision, agency, instrumentality, department, board, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder or any federal, state, local or foreign court, tribunal or arbitrator.

         "Hazardous Substance" means any substance (i) which is or has been defined or identified as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law; (ii) petroleum or any petroleum-containing substance or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mastagenic, reactive or otherwise hazardous.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Improvements" has the meaning set forth in Section 4.9(b).

         "Indebtedness" of the Company means all obligations of the Company and its Subsidiaries (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above.

         "Indemnified Party" has the meaning set forth in Section 8.4(a).

         "Indemnifying Party" has the meaning set forth in Section 8.4(a).

         "Indemnitor" has the meaning set forth in Section 8.3.

         "Industrial Development Revenue Bonds" means the $3,800,000 Industrial Development Revenue Bonds (Ameriduct Worldwide Inc. Project) Series 2000, issued by the Industrial Development Authority of the City of Cabool, Missouri on April 1, 2000.

         "Intellectual Property" has the meaning set forth in Section 4.16(a).

         "Interim Company Financial Statements" has the meaning set forth in
Section 4.7(a).

         "Interest Rate" means the "Prime Rate" as reported by The Wall Street Journal in its column entitled "Money Rates," such rate being the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks; provided, however, that if The Wall Street Journal no longer publishes such rate or changes the definition of such rate, Buyer and the Shareholders' Representative shall substitute another reference to be used to define such interest rate which closely approximates the original definition used in this Agreement.

         "IRS" means the Internal Revenue Service.

         "Investment" means any equity investment or interest, directly or indirectly, in any Person.

         "Key Managers" has the meaning set forth in Section 2.2(n).

         "Knowledge of the Company", including the terms "Know", "Known" and other derivatives thereof, means the actual knowledge of each of the Shareholders, directors and officers of the Company and its Subsidiaries, after reasonable inquiry of the Company's officers, supervisory employees or outside professional advisors having responsibility for relevant matters.

         "Laws" means any law, statute, rule, code, regulation, ordinance or other legally enforceable requirement of any Governmental Authority.

         "Lien" means any security interest, mortgage, pledge, encumbrance, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Losses" has the meaning set forth in Section 8.1.

         "Material Adverse Effect" means a material adverse effect or impact upon the assets, condition (financial or otherwise), results of operations or business of the Company and its

Subsidiaries taken as a whole or on the Buyer or the Surviving Company, as the case may be, or on the ability of the Parties to consummate the transactions contemplated hereby, other than any effect resulting from changes in general economic conditions, including changes in rates for fuel or energy, or applicable laws or regulations or generally accepted accounting principles.

         "Minority Shareholders" has the meaning set forth in Section 11.15(b).

         "Minority Shareholder Non-Competition Agreements" has the meaning set forth in Section 2.2(m).

         "Net Worth Statement" has the meaning set forth in Section 1.3(a).

         "Non-Competition Agreements" has the meaning set forth in Section
2.2(l).

         "Option" means any option, warrant, call, convertible or exchangeable security, subscription, claim, unsatisfied preemptive right, commitment, other agreement or right of similar nature.

         "Order" means any order, judgment, injunction, award, decree or writ of any Governmental Authority.

         "Permits" has the meaning set forth in Section 4.17.

         "Person" or "Persons" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity or Governmental Authority.

         "Post-Closing Insurance Coverage" has the meaning set forth in Section 6.11.

         "Post-Employment Benefits" has the meaning set forth in Section
4.18(k).

         "Predecessor" has the meaning set forth in Section 4.18(b).

         "Purchase Price" has the meaning set forth in Section 1.2(a).

         "Real Property" has the meaning set forth in Section 4.9(a).

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance).

         "S&W" has the meaning set forth in Section 2.2(k).

         "Section 338(h)(10) Election" has the meaning set forth in Section 1.4.

         "Securities Act" has the meaning set forth in Section 3.5.

         "Shareholder Indemnified Parties" has the meaning set forth in Section 8.2.

         "Shareholders' Representative" has the meaning set forth in Section
8.9.

         "Shares" has the meaning set forth in the Recitals to this Agreement.

         "Special Bonuses" means the bonuses (inclusive of all related payroll Taxes) to be paid to certain employees of the Company, all as listed on Schedule 1.2.

         "Subsidiary" means with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

         "Surveys" has the meaning set forth in Section 7.2(g).

         "Surviving Company" has the meaning set forth in Section 8.1.

         "Tax" or "Taxes" means any and all taxes based on or measured by income and any other tax whatsoever (whether federal, state, local or foreign), including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest, penalties or additions to tax imposed with respect thereto.

         "Taxing Authority" means a Governmental Authority exercising taxing authority including, without limitation, the IRS.

         "Tax Returns" means returns, reports, statements, certificates, schedules, forms and other documents required to be filed with or provided to any Taxing Authority.

         "Third Person Claim" has the meaning set forth in Section 8.4(a).

         "Title Insurer" has the meaning set forth in Section 7.2(f).

         "Title Policies" has the meaning set forth in Section 7.2(f).

         "1999 Balance Sheet" has the meaning set forth in Section 4.18(b).

         "Year End Financial Statements" has the meaning set forth in Section 4.7(a).

                                   ARTICLE 11.
                                  MISCELLANEOUS

         11.1 FURTHER ASSURANCES. Each of the Parties hereto agrees that, from and after the Closing, upon the reasonable request of any other Party hereto and without further consideration, such Party will use reasonable best efforts to execute and deliver to such other Party such documents, information, and further assurances and will take such other actions (without cost to such Party) as such other Party may reasonably request in order to carry out the purpose and intention of this Agreement. Buyer further agrees to cooperate with the reasonable best efforts of the Shareholders' Representative on behalf of the Shareholders to prosecute or defend lawsuits, arbitrations, settlement conferences and other procedures which have been or in the future are filed or entered into by or against any or all of the Shareholders in connection with the Surviving Company or any of its Subsidiaries. In connection with the preceding sentence, Buyer shall use its reasonable best efforts to, without limitation,
(i) make available to the Shareholders from time to time upon the Shareholders' reasonable request access to such premises, equipment, books, records and other documents and information of the Company or any of its Subsidiaries, or of the Surviving Company and any of its Subsidiaries, as the case may be, as may be relevant with respect to any such proceedings, and (ii) make employees of the Surviving Company or of any of its Subsidiaries available to the Shareholder in connection with any such proceedings.

         11.2 NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given upon personal delivery, telecopy or other method of facsimile transmission, or on delivery after being sent by recognized overnight delivery service, when delivered and addressed to the following addresses:

              (a)   if to Buyer, to:

                    The Lamson & Sessions Co.
                    25701 Science Park Drive
                    Beachwood, Ohio 44122
                    Attention: President
                    Facsimile: (216) 464-1455

                    with a copy to:

                    Jones, Day, Reavis & Pogue
                    North Point
                    901 Lakeside Avenue
                    Cleveland, Ohio 44114
                    Attention: William H. Coquillette, Esq.
                    Facsimile: (216) 579-0212

              (b)   if to Company, to:

                    Ameriduct Worldwide, Inc.
                    237 Forest View Drive
                    Seymour, MO 65746
                    Attention: Carl Jungers, Jr.
                    Facsimile: (417) 767-2421
                    with a copy to:

                    Sachnoff & Weaver, Ltd.
                    30 South Wacker Drive, 29th Floor
                    Chicago, IL 60606
                    Attention: Stewart Dolin, Esq.
                    Facsimile: (312) 207-6400

              (c)   if to the Shareholders, to the Shareholders' Representative:

                    Carl Jungers, Jr.
                    c/o Ameriduct Worldwide, Inc.
                    237 Forest View Drive
                    Seymour, MO 65746
                    Facsimile: (417) 767-2421

                    with a copy to:

                    Sachnoff & Weaver, Ltd.
                    30 South Wacker Drive, 29th Floor
                    Chicago, IL 60606
                    Attention: Stewart Dolin, Esq.
                    Facsimile: (312) 207-6400

provided, however, that if any Party shall have designated a different address by notice to the other, then to the last address so designated.

         11.3 BINDING EFFECT; ASSIGNMENT. This Agreement and the rights and duties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the Parties to this Agreement. Except for the assignment by Buyer of this Agreement and all or any of its rights and obligations under this Agreement to (i) its lenders, (ii) any of its Affiliates or (iii) any Person who acquires (whether in a single transaction or a series of transactions and whether by operation of law or otherwise) all or substantially all of the assets of Buyer or at least a majority of the outstanding capital stock of Buyer (any of which assignments may be made without the consent of the Shareholders)(in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), no Party shall assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

         11.4 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and the Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.5 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules set forth the entire understanding of the Parties to this Agreement and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any Party or any officer, employee, shareholder or representative of any Party to this Agreement.

         11.6 SCHEDULES. Neither the specification (directly or indirectly by reference to a defined term hereof) of any dollar amount in the representations and warranties set forth in

Article 4 nor the inclusion of any items in the Schedules shall be deemed to constitute an admission by the Shareholders or the Company, or otherwise imply, that any such amount or such items so included are material for the purposes of this Agreement. The inclusion or, or reference to, any item within any particular Schedule does not constitute an admission by any of the Shareholders or the Company that the item constitutes a violation of any federal, state or local law, rule statute, regulation, ordinance, permit, judgment, decree or other equivalent.

         11.7 GOVERNING LAW; CONSTRUCTION. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Illinois without giving effect to the principles of conflicts of law thereof. The headings of the Articles and Sections of this Agreement and in the Schedules and Exhibits to this Agreement are inserted for convenience of reference only and shall not be used in interpreting this Agreement.

         11.8 NO THIRD PARTY RIGHTS. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties to this Agreement, any rights or remedies under or by reason of this Agreement.

         11.9 AMENDMENT. This Agreement may be amended only by an instrument in writing duly executed by the Parties to this Agreement, which makes specific reference to this Agreement.

         11.10 WAIVERS. Any waiver by any Party of any breach of or failure to comply with any provision of this Agreement by any other Party shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

         11.11 FEES AND EXPENSES OF TRANSACTION. The Shareholders shall pay the fees, costs and expenses incurred by the Shareholders and the Company in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. Buyer shall pay the fees, costs and expenses incurred by Buyer in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement and the fees, costs and expenses associated with the HSR Act filing.

         11.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

         11.13 SEVERABILITY. In case any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.

         11.14 CONSENT TO JURISDICTION. Except to the extent prohibited by applicable Law, and subject to Sections 1.3(b) and 11.16, the Parties agree that any suit, action or other legal proceeding arising our of this Agreement or the transactions contemplated by this Agreement may be brought in the courts of record of the State of Illinois located in Chicago, Illinois, and each Party to this Agreement consents to the jurisdiction of each such court in any such suit, action or proceeding.

         11.15 NATURE OF CERTAIN OBLIGATIONS.

         (a) The covenants of each of the Shareholders in Section 1.1 concerning the sale of his, her or its Shares to the Buyer and the representations and warranties of each of the Shareholders in Article 3 above concerning the transactions contemplated by this Agreement are several obligations. This means that the particular Shareholder making the representation, warranty or covenant will be solely responsible for any Losses the Buyer may suffer as a result of any breach thereof by such particular Shareholder.

         (b) The remainder of the representations, warranties, and covenants in this Agreement, including, any indemnification obligations of any of the Shareholders under Article 8 of this Agreement are joint and several obligations. This means that each Shareholder will be responsible to the extent provided in Article 8 above for the entirety of any Losses the Buyer may suffer as a result of any breach thereof; provided, however, that all the respective obligations of David Galloway and Mark Hamilton (the "Minority Shareholders") hereunder shall be several obligations in proportion to their respective ownership of stock in the Company, and not joint and several obligations.

         11.16 ARBITRATION.

         (a) Any dispute arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, shall be finally settled by arbitration conducted expeditiously in accordance with the American Arbitration Association Commercial Arbitration Rules by a sole arbitrator selected by the parties to the dispute from the National or Chicago, Illinois panel of arbitrators. If the parties are unable to agree upon an arbitrator within ten calendar days, each party shall select an arbitrator. The two arbitrators selected shall select a third arbitrator and all decisions thereafter shall be made by a majority of the arbitrators. The arbitration shall be governed by the Untied States Arbitration Act. 9, U.S.C. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The arbitrator(s) is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any damages in excess of compensatory damages.

         (b) Arbitration proceedings shall be commenced by either Buyer or the Shareholders Representative by delivering to the other a written notice requesting arbitration. Each Party shall bear its own costs and expenses in connection with the arbitration and all other costs, including the arbitrator s fees and expenses, shall be borne by the Party or Parties against which an award is rendered in the dispute. Notwithstanding the foregoing, if the arbitrator(s) determines that one Party acted unreasonably and not in good faith, the arbitrator(s) shall have authority to assess the costs and expenses of the arbitration, including the arbitrator s fee and reasonable attorneys fees, against that Party. Any arbitration hearing shall be held in Chicago, Illinois, unless the Parties to the dispute agree otherwise. Any award rendered by arbitration shall be final and binding on the Parties, and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding any arbitration rules to the contrary, the award of the arbitrator(s) must be made no later than three months following the date on which the arbitrator(s) is appointed, unless the issue is the subject of litigation brought by a third Party and the arbitrator(s) deems it appropriate to defer its award until the litigation is resolved.

         11.17 EXCLUSIVITY OF REPRESENTATIONS. The representations and warranties made by the Shareholders, the Company and Buyer, respectively, in this Agreement are in lieu of and are exclusive of all other representations and warranties, including, without limitation, any implied warranty of merchantability or of fitness for a particular purpose and any other implied warranties, of the Shareholders, the Company and Buyer, respectively. Each of the Shareholders, the Company and Buyer hereby disclaims any such other or implied representations or warranties, notwithstanding the delivery or disclosure by the Shareholders or the Company or any other Person to Buyer or any of its directors, officers, employees, agents or representatives, or by Buyer or any other Person to the Shareholders or to the Company or any of its directors, officers, employees, agents or representatives, of any documentation or other information in connection with this Agreement or the transactions contemplated by this Agreement.



                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the Parties to this Agreement have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                              BUYER:

                                              THE LAMSON & SESSIONS CO.

                                              By  /s/ John B. Schulze
                                                  ------------------------------
                                              Name: John B. Schulze
                                                    ----------------------------
                                              Title: Chairman, President &
                                                     Chief Executive Officer
                                                     ---------------------------


                                              COMPANY:

                                              AMERIDUCT WORLDWIDE, INC.


                                              By:  /s/ David Bednarek
                                                   -----------------------------
                                              Name: David Bednarek
                                                    ----------------------------
                                              Title: CFO
                                                     ---------------------------


                                              SHAREHOLDERS:


                                              /s/ Carl Jungers
                                              ----------------------------------
                                              Carl Jungers


                                              /s/ Carl Jungers, Jr.
                                              ----------------------------------
                                              Carl Jungers, Jr.


                                              /s/ David Jungers
                                              ----------------------------------
                                              David Jungers


                                              /s/ Dan Jungers
                                              ----------------------------------
                                              Dan Jungers


                                              /s/ Phil Jamieson
                                              ----------------------------------
                                              Phil Jamieson


                                              /s/ David Bednarek
                                              ----------------------------------
                                              David Bednarek

                                              /s/ Michael Morgan
                                              ----------------------------------
                                              Michael Morgan


                                              /s/ Dave Galloway
                                              ----------------------------------
                                              Dave Galloway


                                              /s/ Mark Hamilton
                                              ----------------------------------
                                              Mark Hamilton